SUPPLEMENTAL  CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31,
(in thousands, except per share amounts)

                                                                  1998            1997           1996
                                                               -----------------------------------------
INTEREST INCOME:

Loans.......................................................    $590,165        $540,072       $462,436
Mortgage-Backed Securities..................................     218,345         227,615        203,185
Other Securities............................................      32,367          29,103         24,364
U.S. Treasury & Government Agency Securities................      19,668          27,147         20,353
State & Municipal Obligations ..............................       3,849           5,365          4,773
Federal Funds Sold..........................................       6,063           4,587          6,776
Interest Earning Deposits...................................         456             146            220
                                                               -----------------------------------------
Total Interest Income.......................................     870,913         834,035        722,107
                                                               -----------------------------------------

INTEREST EXPENSE:

Savings, NOW & Money Market Deposits........................      80,875          84,099         88,360
Other Time Deposits.........................................     145,185         143,515        148,765
Federal Funds Purchased & Securities Sold Under
   Agreements to Repurchase.................................     129,183         112,881         52,971
Other Borrowings............................................      11,689          26,182         31,228
                                                               -----------------------------------------
   Total Interest Expense...................................     366,932         366,677        321,324
                                                               -----------------------------------------
   Net Interest Income......................................     503,981         467,358        400,783
Provision for Loan Losses...................................      15,551           8,748          8,640
                                                               -----------------------------------------
   Net Interest Income after Provision for Loan Losses......     488,430         458,610        392,143
                                                               -----------------------------------------

NON-INTEREST INCOME:

Fees & Service Charges on Deposit Accounts..................      28,085          26,021         22,645
Investment Management, Commissions & Trust Fees.............      13,225          10,085          7,014
Mortgage Banking Operations.................................       4,054           4,269          4,412
Other Operating Income......................................      15,369          19,094          8,876
Interest on Tax Settlement..................................           -           4,515              -
Net Securities Gains........................................       9,433          15,398          6,226
                                                               -----------------------------------------
     Total Non-Interest Income..............................      70,166          79,382         49,173
                                                               -----------------------------------------

NON-INTEREST EXPENSE:

Compensation & Employee Benefits............................      96,914          99,118         94,894
Occupancy & Equipment, net..................................      32,276          33,959         32,715
Capital Securities Costs....................................      16,843           9,235             25
Amortization & Write-down of Intangible Assets..............      14,479           7,292          6,364
Other Operating Expense.....................................      44,875          51,539         52,592
Merger Related Restructure Charge...........................      52,452               -         21,613
SAIF Recapitalization Charge................................           -               -         17,782
                                                               -----------------------------------------
    Total Non-Interest Expense..............................     257,839         201,143        225,985
                                                               -----------------------------------------
Income Before Income Taxes..................................     300,757         336,849        215,331
Provision for Income Taxes..................................      88,394         129,238         94,158
                                                               =========================================
     Net Income.............................................    $212,363        $207,611       $121,173
                                                               =========================================

EARNINGS PER SHARE - BASIC..................................       $1.25           $1.25          $0.73
                                                               -----------------------------------------
EARNINGS PER SHARE - DILUTED................................       $1.23           $1.22          $0.71
                                                               -----------------------------------------

SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
At December 31,
(in thousands, except for share amounts)

                                                                                       1998            1997
                                                                                   ---------------------------
ASSETS

Cash & Due from Banks............................................................     $165,425        $192,192
Interest Earning Deposits........................................................       11,929           7,787
Federal Funds Sold ..............................................................      116,000          66,000
Securities:

   Available-for-Sale............................................................    3,072,737       2,226,512
   Held-to-Maturity (Fair value $1,783,102 in 1998;  $2,111,407 in 1997).........    1,780,002       2,116,275
                                                                                   ---------------------------
      Total Securities...........................................................    4,852,739       4,342,787
                                                                                   ---------------------------
Loans............................................................................    6,909,709       6,769,649
  Less: Unearned Income.............................................................    19,833          24,893
           Allowance for Loan Losses.............................................       77,683          80,273
                                                                                   ---------------------------
           Net Loans.............................................................    6,812,193       6,664,483
                                                                                   ---------------------------
Intangible Assets................................................................       84,676          96,398
Premises & Equipment, net........................................................       90,363          94,254
Accrued Income Receivable........................................................       75,724          76,248
Other Assets.....................................................................       66,680          52,886
                                                                                   ---------------------------
     Total Assets................................................................  $12,275,729     $11,593,035
                                                                                   ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Demand Deposits..................................................................   $1,321,861        $992,525
Savings, NOW & Money Market Deposits.............................................    3,607,469       3,697,169
Other Time Deposits..............................................................    2,057,521       2,328,747
Certificates of Deposit,  $100,000 & Over........................................      590,534         461,428
                                                                                   ---------------------------
     Total Deposits..............................................................    7,577,385       7,479,869
                                                                                   ---------------------------
Federal Funds Purchased & Securities Sold Under

   Agreements to Repurchase......................................................    2,955,096       2,104,036
Other Borrowings.................................................................       85,000         449,600
Accrued Expenses & Other Liabilities.............................................      245,233         221,863
                                                                                   ---------------------------
      Total Liabilities..........................................................   10,862,714      10,255,368
                                                                                   ---------------------------

Capital Securities...............................................................      199,289         199,264

STOCKHOLDERS' EQUITY

Preferred Stock, par value $1.00; authorized 10,000,000 shares, unissued.........            -               -
Common Stock, par value $2.50; authorized 200,000,000 shares;
    issued shares 192,924,714 in 1998; 202,073,867 shares in 1997................      482,312         376,790
Additional Paid in Capital.......................................................       80,867         173,125
Retained Earnings................................................................      879,441         781,052
Accumulated Other Comprehensive Income - Unrealized Gains
    on Securities Available-for-Sale, net of taxes...............................       50,208          45,593
Deferred Compensation............................................................     (28,842)        (23,560)
Treasury Stock at cost;  23,334,963 shares in 1998; 32,835,785 shares in 1997....    (250,260)       (214,597)
                                                                                   ---------------------------
      Total Stockholders' Equity.................................................    1,213,726       1,138,403
                                                                                   ===========================
      Total Liabilities and Stockholders' Equity.................................  $12,275,729     $11,593,035
                                                                                   ===========================

SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31,
(in thousands)

                                                                                      1998           1997            1996
                                                                                  ------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income......................................................................     $212,363       $207,611        $121,173
ADJUSTMENTS TO RECONCILE NET INCOME TO
    NET CASH PROVIDED BY OPERATING ACTIVITIES:

Provision for Loan Losses.......................................................       15,551          8,748           8,640
Net gain on sale/redemption of equity securities................................      (9,433)       (15,398)         (6,226)
Depreciation and Amortization...................................................       13,059         12,376          12,356
Mortgage loans originated for sale..............................................      (4,839)        (1,612)         (1,621)
Proceeds from sale of mortgage loans originated for sale........................        4,821          1,636           1,737
Gain on sales of mortgage and other loans, net..................................         (47)           (35)            (53)
Payments received against Nationar claim........................................            -              -          10,205
Amortization and Write-down of Intangible Assets................................       14,479          7,292           6,364
Amortization of Securities Premiums.............................................       12,809          9,052          11,263
Accretion of Discounts and Net Deferred Loan Fees...............................     (11,260)        (7,495)         (4,719)
Proceeds from Sales of Securities Held-for-Trading..............................            -         10,125           2,003
Purchases of Securities Held-for-Trading........................................            -        (9,670)               -
Other, Net......................................................................       53,310          8,097          38,507
                                                                                  ------------------------------------------
    Net Cash Provided by Operating Activities...................................      300,813        230,727         199,629
                                                                                  ------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of Securities Held-to-Maturity........................................  (1,617,184)      (662,677)       (894,783)
Maturities, Redemptions, Calls and Principal Repayments on Securities
  Held-to-Maturity..............................................................    1,005,390        917,039         974,817
Purchases of Securities Available-for-Sale......................................  (2,168,102)    (1,498,648)     (1,056,948)
Proceeds from Sales of Securities Available-for-Sale............................    1,021,477        279,110         735,467
Maturities and Principal Repayments on Securities Available-for-Sale............    1,279,525        413,086         448,528
Loans Originated, Net of Principal Repayments...................................    (313,354)      (800,095)       (678,646)
Proceeds from the Sale of Loans.................................................      200,678         89,096         112,431
Purchases of Loans..............................................................     (21,344)       (22,342)       (370,400)
Sales of Other Real Estate Owned, Net...........................................        5,670         16,973           8,935
Purchases of Premises and Equipment, Net........................................      (6,968)        (8,602)        (11,140)
Purchase Acquisitions, Net of Cash Acquired.....................................          805         56,147         595,650
                                                                                  ------------------------------------------
    Net Cash Used in Investing Activities.......................................    (613,407)    (1,220,913)       (136,089)
                                                                                  ------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Net Increase/(Decrease) in Customer Deposit Liabilities.........................       52,185       (41,549)       (275,040)
Net Increase in Borrowings......................................................      429,854        887,061         252,778
Proceeds from the Issuance of Capital Securities................................            -         99,614          99,637
Purchase of Treasury Stock......................................................     (87,928)       (27,733)        (79,244)
Common Stock Sold for Cash......................................................       28,990          8,382          33,269
Cash Dividends Paid.............................................................     (82,748)       (60,412)        (44,691)
                                                                                  ------------------------------------------
    Net Cash Provided by / (Used in) Financing Activities.......................      340,353        865,363        (13,291)
                                                                                  ==========================================
    Net Increase/(Decrease) in Cash and Cash Equivalents........................       27,759      (124,823)          50,249
NYB Activity for the Three Months Ended December 31, 1997.......................        (384)              -               -
North Side Activity for the Three Months Ended December 31, 1995................            -              -          60,747
Cash and Cash Equivalents at Beginning of Year..................................      265,979        390,802         279,806
                                                                                  ------------------------------------------
Cash and Cash Equivalents at End of Year........................................     $293,354       $265,979        $390,802
                                                                                  ==========================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash Paid During the Period for:

    Interest Expense............................................................     $370,739       $371,458        $326,703
                                                                                  ------------------------------------------
    Income Taxes................................................................      $25,332        $87,245         $69,367
                                                                                  ==========================================
Securities Transferred from Held-to-Maturity to Available-for-Sale due to the

    Merger with NYB.............................................................     $913,598             $-              $-
Purchases of Various Securities at Year End which
    Settled in the Subsequent Period............................................        7,912         60,866               -
Non-Cash Activity Related to Acquisitions Not Reflected Above
    for the Years ended December 31, 1998, 1997 and 1996 are as follows:                  (1)            (2)             (3)
Fair Value of Assets Acquired...................................................        2,377        177,085         920,047
Intangible Assets...............................................................        8,434         21,515          61,072
Cash Paid.......................................................................            -        (3,009)        (47,000)
Common Stock Issued.............................................................      (8,730)       (34,420)               -
                                                                                  ------------------------------------------
Liabilities Assumed and Common Stock Issued.....................................       $2,081       $161,171        $934,119
                                                                                  ==========================================

SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

(1) In June 1998, the Company acquired Amivest Corporation, a privately held investment management and broker/dealer firm.

(2) In December 1997, the Company acquired all of the outstanding common stock of Superior. Each share of Superiors' common stock was exchanged for .1957 shares of the Company's common stock and the Company made a cash payment to the holder of Superiors' outstanding warrants.

(3) In March 1996, the Company acquired the domestic commercial banking business of Extebank and assumed $572 million in deposit liabilities from First Nationwide Bank.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY Three Years Ended December 31, 1998
(Dollars in thousands, except per share amounts)

                                                                                     Unrealized
                                                                 Additional          Securities
                                                      Common      Paid in   Retained   Gains/     Deferred    Treasury
                                                       Stock      Capital   Earnings  (Losses)  Compensation    Stock      Total
                                                     -----------------------------------------------------------------------------
Balance, January 1, 1996............................  $244,734    $238,193  $569,289   $21,070     ($4,855)  ($145,809)   $922,622
Net Income..........................................         -           -   121,173         -            -           -    121,173
Cash Dividends ($.28 per share).....................         -           -  (22,721)         -            -           -   (22,721)
Cash Dividends-Acquired Companies...................         -           -  (27,347)         -            -           -   (27,347)
Issuance of Stock (1,996,152 shares)................       101       6,077         -         -            -      15,350     21,528
North Side Common Stock Retirement (1,124,988
  shares)...........................................     (937)     (7,558)         -         -            -           -    (8,495)
Purchase of Treasury Stock (11,438,174 shares)......         -           -         -         -            -    (79,244)   (79,244)
JSB Loss on Reissuance of Treasury Stock............         -           -   (1,364)         -            -           -    (1,364)
Restricted Stock Activity, net......................         -       1,450         -         -      (4,179)       2,896        167
Amortization of Other Compensation Plans............         -           -         -         -          566           -        566
Stock Based Compensation Activity, net..............     1,473       8,085   (2,695)         -            -       7,621     14,484
North Side Net Income for the Three Months Ended
    December 31, 1995...............................         -           -     5,834         -            -           -      5,834
Adjustment to Unrealized Gains/(Losses) on
   Securities Available-for-Sale, net of taxes......         -           -         -   (2,470)            -           -    (2,470)
                                                     -----------------------------------------------------------------------------
Balance, December 31, 1996..........................  $245,371    $246,247  $642,169   $18,600     ($8,468)  ($199,186)   $944,733
                                                     -----------------------------------------------------------------------------
Net Income..........................................         -           -   207,611         -            -           -    207,611
Cash Dividends ($.38 per share).....................         -           -  (38,226)         -            -           -   (38,226)
Cash Dividends-Acquired Company.....................         -           -  (25,196)         -            -           -   (25,196)
Issuance of Stock for the 2-for-1 Stock Split.......   126,313   (126,313)         -         -            -           -          -
Issuance of Stock-Superior Acquisition
  (1,924,352 shares)................................     3,207      31,213         -         -            -           -     34,420
Issuance of Stock (165,524 shares)..................       276       2,311         -         -            -           -      2,587
Purchase of Treasury Stock (4,174,344 shares).......         -           -         -         -            -    (27,733)   (27,733)
JSB Loss on Reissuance of Treasury Stock............         -           -   (1,437)         -            -           -    (1,437)
Restricted Stock Activity, net......................       423      11,536         -         -     (15,092)       3,805        672
Stock Based Compensation Activity, net..............     1,200       8,131   (3,655)         -            -       8,517     14,193
Amortization of Unrealized Loss on Securities
  Transferred from Available-for-Sale to
  Held-to-Maturity..................................         -           -     (214)     (331)            -           -      (545)
Adjustment to Unrealized Gains/(Losses) on
  Securities Available-for-Sale, net of taxes.......         -           -         -    27,324            -           -     27,324
                                                     -----------------------------------------------------------------------------
Balance, December 31, 1997..........................  $376,790    $173,125  $781,052   $45,593    ($23,560)  ($214,597) $1,138,403
                                                     -----------------------------------------------------------------------------
Net Income..........................................         -           -   212,363         -            -           -    212,363
Cash Dividends ($.65  per share)....................         -           -  (92,713)         -            -           -   (92,713)
Cash Dividends-Acquired Company.....................         -           -  (18,935)         -            -           -   (18,935)
Issuance of Stock for the 3-for-2 Stock Split.......   120,288   (120,288)         -         -            -           -          -
Issuance of Stock-Amivest Acquisition...............       905       7,825         -         -            -           -      8,730
Issuance of Stock (1,216,087 shares)................       331      16,126         -         -            -      12,214     28,671
NYB Common Stock Retirement (12,740,406 shares).....  (21,234)    (35,398)         -         -            -      56,632          -
Purchases of Treasury Stock (2,603,825 shares)......         -           -         -         -            -    (87,928)   (87,928)
JSB Loss on Reissuance of Treasury Stock............         -           -   (2,634)         -            -           -    (2,634)
Restricted Stock Activity, net......................         -       (385)         -         -      (5,282)       (443)    (6,110)
Stock Based Compensation Activity, net..............     5,232      39,862  (11,523)         -            -    (16,138)     17,433
NYB Net Income for the Three Months
  Ended December 31, 1997...........................         -           -    11,992         -            -           -     11,992
Amortization of Unrealized Loss on Securities
  Transferred from Available-for-Sale to
  Held-to-Maturity..................................         -           -     (161)     (170)            -           -      (331)
Adjustment to Unrealized Gains/(Losses) on
  Securities Available-for-Sale, net of taxes.......         -           -         -     4,785            -           -      4,785
                                                     =============================================================================
BALANCE, DECEMBER 31, 1998..........................  $482,312     $80,867  $879,441   $50,208    ($28,842)  ($250,260) $1,213,726
                                                     =============================================================================

SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended December 31,
(in thousands)

                                                                1998            1997           1996
                                                            -----------------------------------------
Net Income..............................................      $212,363        $207,611       $121,173
                                                            -----------------------------------------
Other Comprehensive Income/(Loss), Net
  of Income Taxes:
Unrealized Gains on
  Securities Available-for-Sale.........................         9,895          35,763          1,015
Less: Reclassification of Realized Gains
  Included in Net Income................................       (5,280)         (8,770)        (3,485)
                                                            -----------------------------------------
Other Comprehensive Income/(Loss).......................         4,615          26,993        (2,470)
                                                            =========================================
Comprehensive Income....................................      $216,978        $234,604       $118,703
                                                            =========================================

SEE ACCOMPANYING NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) BASIS OF PRESENTATION

         North Fork Bancorporation, Inc. (the "Company"), through its primary bank subsidiary, North Fork Bank ("North Fork"), and its non-bank subsidiaries, Compass Investment Services Corp ("Compass") and Amivest Corporation ("Amivest"), provides a variety of banking and financial services to middle market and small business organizations, local governmental units, and retail customers in the New York metropolitan area. The Company currently conducts a telebanking operation through its subsidiary, Superior Savings of New England ("Superior") located in Connecticut.

         The supplemental consolidated financial statements include the accounts of the Company and its banking and non-bank subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

         In March 1998, New York Bancorp ("NYB"), the parent company of Home Federal Savings Bank ("Home"), was merged with and into the Company in a pooling-of-interests transaction. Accordingly, the Company's supplemental consolidated financial statements include the consolidated accounts of NYB for all periods reported. The Company reports its financial results on a calendar year basis, whereas NYB had reported its financial results on a fiscal year basis, which ended September 30. The consolidated financial results for the current year have been adjusted to conform NYB's year end with that of the Company. The consolidated financial results for years prior to 1998 reflect the combination of the Company at and for the years ended December 31 with NYB at and for the years ended September 30.

         After the close of business on February 29, 2000, JSB Financial, Inc., ("JSB") the parent company of Jamaica Federal Savings Bank, ("Jamaica"), was merged with and into the Company in a pooling-of-interests transaction. Accordingly, the Company's supplemental consolidated financial statements include the consolidated accounts of JSB for all periods reported.

         The accounting and reporting policies of the Company are in conformity with generally accepted accounting principles and prevailing practices within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Such estimates are subject to change in the future as additional information becomes available or previously existing circumstances are modified. Actual results could differ from those estimates.

(b) SECURITIES

         Securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Securities that may be sold in response to, or in anticipation of, changes in interest rates and resulting prepayment risk, or other factors, and marketable equity securities, are classified as available-for-sale and carried at fair value. The unrealized gains and losses on these securities are reported, net of applicable taxes, as a separate component of stockholders' equity. Debt and equity securities that are purchased and held principally for the purpose of selling them in the near term are classified as trading account assets and reported at fair value. The unrealized gains and losses on trading securities would be reported as a component of other non-interest income. Management determines the appropriate classification of securities at the time of purchase, and at each reporting date, management reassesses the appropriateness of the classification.

         Interest income on securities, including amortization of premiums and accretion of discounts, is recognized using the level yield method over the lives of the individual securities. Realized gains and losses on sales of securities are computed using the specific identification method. The cost basis of individual held-to-maturity and available-for-sale securities are reduced through write-downs to reflect other-than-temporary impairments in value.

(c) DERIVATIVE FINANCIAL INSTRUMENTS

         Periodically, the Company enters into interest rate agreements, including interest rate swaps, caps, and floors, as part of its management of interest rate exposure. These agreements are entered into as hedges against interest rate risk and are designated against specific assets and liabilities. To qualify as a hedge, the agreements must be designated as a hedge and be effective in reducing the market risk of an existing asset, liability or firm commitment. The effectiveness of the hedge is evaluated on an initial and ongoing basis. The premium paid or received for any of these agreements is amortized over the term of the agreements. These instruments are accounted for on an accrual basis in the interest income or expense category of the related hedged asset or liability. The estimated fair values of such agreements are not reflected in the Company's supplemental consolidated balance sheets, unless designated to securities available-for-sale, in which case they are carried at estimated fair value with unrealized gains and losses, net of taxes, reflected as a component of stockholders' equity. If the asset or liability being hedged is disposed of, the market value of the interest rate contract is included in the determination of the gain or loss from disposition.

         In the event of the early termination of a derivative financial instrument contract, any resulting gain or loss is deferred, as an adjustment of the carrying value of the designated assets or liabilities, and recognized in operations over the shorter of the remaining life of the designated assets or liabilities or the derivative financial instrument agreement.

(d) LOANS

         Loans are carried at the principal amount outstanding, net of unearned income and net deferred loan fees. Mortgage loans held-for-sale are valued at the lower of aggregate cost or market value. Interest income is recognized using the interest method or a method that approximates a level rate of return over the loan term. Unearned income and net deferred loan fees are accreted into interest income over the loan term as a yield adjustment.

(e) NON-ACCRUAL AND RESTRUCTURED LOANS

         Loans are placed on non-accrual status when, in the opinion of management, there is doubt as to the collectibility of interest or principal, or when principal and interest are past due 90 days or more, the loan is not well secured and in the process of collection. Interest and fees previously accrued, but not collected, are reversed and charged against interest income at the time a loan is placed on non-accrual status. Interest payments received on non-accrual loans are recorded as reductions of principal if, in management's judgment, principal repayment is doubtful. Loans may be reinstated to an accrual or performing status if future payments of principal and interest are reasonably assured and the loan has a demonstrated period of performance.

         Loans are classified as restructured loans when the Company has granted, for economic or legal reasons related to the borrower's financial condition, concessions to the borrower that it would not otherwise consider. Generally, this occurs when the cash flows of the borrower are insufficient to service the loan under its original terms. Restructured loans are reported as such in the year of restructuring. In subsequent reporting periods, if the loan yields a market rate of interest, is performing in accordance with the restructure terms, and management expects such performance to continue, the loan is then removed from restructured status.

(f) ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is based on a periodic analysis of the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for losses inherent in the loan portfolio. In evaluating the portfolio, management takes into consideration numerous factors, such as present and potential risks inherent in the loan portfolio, loan growth, prior loss experience, current economic conditions and periodic examinations conducted by regulatory agencies. Additionally, management utilizes the guidelines established under Statement of Financial Accounting Standards ("SFAS") No.114 "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure" to assess loan impairment. The allowance is maintained at a level considered by management to be adequate to cover reasonably foreseeable loan losses. While management uses available information to estimate possible loan losses, future additions to the allowance may be necessary based on adverse changes in economic conditions.

(g) PREMISES AND EQUIPMENT

         Premises and equipment, including leasehold improvements, are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the owned asset and, for leasehold improvements, over the estimated useful life of the related asset or the lease term, whichever is shorter. Maintenance, repairs, and minor improvements are charged to operations in the period incurred, while major improvements are capitalized. Premises and equipment are periodically reviewed for possible impairment when events or changes in circumstances occur that may affect the underlying basis of the assets.

(h) OTHER REAL ESTATE

         Other real estate consists of property acquired through foreclosure or deed in lieu of foreclosure. Other real estate is carried at the lower of the recorded amount of the loan or the fair value of the property based on the current appraised value adjusted for estimated disposition costs. Prior to foreclosure, the recorded amount of the loan is written down, if necessary, to the fair value of the real estate to be acquired by a charge to the allowance for loan losses.

         Subsequent to foreclosure losses on the periodic revaluation of real estate acquired, and gains and losses on the disposition of such properties, are credited or charged to other real estate expense which is included in other expenses in the Company's Supplemental Consolidated Statements of Income.

(i) INCOME TAXES

         The Company provides for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period the change occurs. Deferred tax assets are reduced, through a valuation allowance, if necessary, by the amount of such benefits that are not expected to be realized based on current available evidence.

         The Company files consolidated income tax returns with substantially all of its subsidiaries.

(j) RETIREMENT AND BENEFIT PLANS

         The Company has a non-contributory defined benefit pension plan covering substantially all full-time employees. Annual pension expense is recognized over the employee's expected service life utilizing the projected unit cost actuarial method. Supplemental retirement benefits are provided for selected employees where income tax limitations have been placed on the amount of retirement benefits otherwise earned.

         Post-retirement and post-employment benefits are recorded on an accrual basis with an annual provision that considers an actuarially determined future obligation.

(k) STOCK-BASED COMPENSATION

         The Company accounts for its stock-based compensation plans in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 defines a fair value-based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation expense for those instruments using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to follow APB 25, however, SFAS 123 requires disclosure of pro forma net income and earning per share information in the notes to the financial statements, as if the fair value-based method had been adopted.

         Restricted stock awards are reflected as deferred compensation at the fair market value of the shares at the date of grant, and amortized to compensation expense over the vesting periods. The cost of common stock held by JSB's Benefit Restoration Plan is reflected as deferred compensation in the Company's Supplemental Consolidated Balance Sheets. These amounts totaled $4.4 and $4.2 million for the years ended 1998 and 1997, respectively.

(l) EARNINGS PER SHARE ("EPS")

         The Company follows SFAS No. 128 "Earnings Per Share" for computing and presenting earnings per share data. SFAS 128 was retroactively adopted in December 1997. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were converted into common stock that then shared in the earnings of the entity. The weighted average number of common shares outstanding used in the computation of Basic EPS was 170,085,044, 166,334,843, and 166,688,635 for the years ended 1998, 1997, and
1996, respectively. The weighted average number of common shares outstanding used in the computation of Diluted EPS was 171,987,568, 169,903,051, and 170,015,034 for the years ended 1998, 1997 and 1996, respectively. The differential in the weighted average number of common shares outstanding used in the computation of Basic and Diluted EPS represents the average common stock equivalents of employee stock options and restricted stock grants outstanding during the period.

         On May 15, 1998 and February 25, 1997, the Company issued a three-for-two and a two-for-one common stock split, respectively. The par value of the value of the Company's common stock remained unchanged at $2.50. As a result, $120.3 million and $126.3 million were transferred from additional paid-in-capital to common stock to reflect these issues, respectively. All per share, weighted average shares outstanding, and the option data presented herein has been adjusted retroactively to reflect the effects of the splits.

(m) INTANGIBLE ASSETS

         Intangible assets consist of goodwill and core deposit intangibles associated with purchase acquisitions. The Company records the acquired assets and liabilities assumed at fair value. The excess of the Company's cost over the fair value of the net assets acquired is recorded as an intangible asset. The Company's cost includes the consideration paid and all direct costs associated with the purchase. Indirect and general expenses relating to the acquisition are expensed as incurred.

         Goodwill is amortized on a straight-line basis generally over 15 years or the estimated periods to be benefited. Core deposit intangibles are amortized on an accelerated method over the estimated benefit period to be benefited. Intangible assets are reviewed for possible impairment when certain events, such as significant business combinations, or changes in strategy or other business developments occur that may affect the underlying basis or the future life of the assets. Such an event occurred in 1998 with the write down of $6 million in intangible assets due to the consolidation of certain components of the NYB merged business.

(n) SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

         For purposes of consolidated cash flows, cash and cash equivalents are defined as the amounts included in the Supplemental Consolidated Balance Sheets under the captions "Cash & Due from Banks", "Interest Earning Deposits", and "Federal Funds Sold", with a contractual maturity of less than 90 days.

         Cash flows associated with derivative financial instruments used by the Company are classified in the accompanying Supplemental Consolidated Statements of Cash Flows in the same category as the cash flows from the asset or liability being hedged.

NOTE 2 - BUSINESS COMBINATIONS

COMPLETED ACQUISITIONS

(a) NEW YORK BANCORP

         On March 27, 1998, New York Bancorp (NYB), the parent company of Home Federal Savings Bank ("Home") was merged with and into the Company in a transaction accounted for in accordance with the pooling-of-interests method of accounting. Pursuant to the merger agreement, the Company issued 1.19 shares of common stock for each share of NYB's common stock outstanding (39.9 million common shares issued, as adjusted, for the 3-for-2 stock split and simultaneously retired 12.7 million shares, as adjusted, of NYB's common stock held in treasury as of the merger date). NYB had $3.4 billion in total assets, $2.0 billion in net loans, $1.7 billion in deposit liabilities, and $140.3 million in capital at March 27, 1998.

(a) NEW YORK BANCORP (CONTINUED)

         NYB's reporting period had been as of and for the year ended September 30, whereas the Company utilizes a calendar year basis. NYB's financial results for 1998 have been conformed to the calendar year reporting period of the Company. All prior year consolidated financial results combine the Company with NYB utilizing its respective fiscal reporting period. As a result, NYB's operating results for the three month period ended December 31, 1997 have been set forth separately as a component of consolidated stockholders' equity and are not included in the Company's supplemental consolidated statements of income.

         The following is a summary of NYB's results of operations and cash flows for the three months ended December 31, 1997.

(in thousands)

STATEMENT OF INCOME DATA:
    Net Interest Income........................................        $29,329
                                                                ---------------
    Net Income.................................................        $11,992
                                                                ===============
STATEMENT OF CASH FLOWS DATA:

    Cash Provided by Operating Activities......................        $19,896
    Cash Used in Investing Activities..........................        (65,460)
    Cash Provided by Financing Activities......................         45,180
                                                                ---------------
    Net Decrease in Cash & Cash Equivalents....................         $(384)
                                                                ===============

         In accordance with the pooling-of-interests accounting requirements, NYB consummated a private placement of 600,000 shares of its common stock (1,071,000 shares, as adjusted by the 1.19 exchange ratio and the 3-for-2 stock split), which were previously held in treasury, at a price of $43.625 per share ($24.44 per share, as adjusted).

         The following table sets forth a summary of the components reflected in the Merger Related Restructure Charge recognized in the consolidated statement of income in connection with the NYB merger:

(in thousands)

Merger expenses................................................         $11,576
Restructure Charge:
      Merger Related Compensation and Severance Costs..........          16,449
      Facility and System Costs................................          16,822
      Other Merger Related Costs...............................           7,605
                                                                ---------------
Total Pre-Tax Merger and Related Restructure Charge............         $52,452
                                                                ===============

         Merger expenses consist primarily of investment banking, legal fees, other professional fees, and expenses associated with shareholder and customer notifications. The restructure charge component represents merger related compensation and severance costs which consist primarily of employee severance, compensation arrangements, transitional staffing and related employee benefits expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations and duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of NYB's computer systems. Other merger related costs arise primarily from the application of the Company's accounting practices to the accounts of the merged business and to a lesser extent other expenses associated with the integration of operations. Additionally, the Company recorded a $5.0 million tax charge, net of federal benefit, relating to the recapture of Home's tax bad debt reserve for state and city tax purposes.

         At December 31, 1998, $7.3 million of the merger related restructure charge was reflected in accrued expenses and other liabilities in the supplemental consolidated balance sheet. The remaining balance includes amounts to cover payments expected to continue under long-term lease arrangements related to vacated facilities and NYB's data processing operations. As of December 31, 1998, $29.9 million of the merger related restructure charge utilized represented cash outlays by the Company.

b) RELIANCE BANCORP, INC.

         On August 30, 1999, the Company entered into an Agreement and Plan of Merger with Reliance Bancorp, Inc. ("Reliance"), the parent company of Reliance Federal Savings Bank, whereby it would acquire Reliance in a stock-for-stock merger. On August 30, 1999, simultaneous with the announcement of the merger, the Company's board of directors formally approved the purchase of up to 50% of the common shares to be issued in the transaction, or 8.5 million shares. As of December 31, 1999, the Company completed the purchase of 7.8 million shares under the program. The program was completed subsequent to December 31, 1999. On February 18, 2000, Reliance was merged with and into the Company in accordance with the purchase method of accounting. Pursuant to the merger agreement, the Company issued 2.0 shares of its common stock for each share of Reliance's common stock outstanding (17,120,160 common shares were reissued by the Company from its treasury account in satisfaction of the Reliance exchange ratio) and reserved for issuance 1,369,434 common shares for Reliance's outstanding stock options at the date of merger.

         At December 31, 1999, Reliance had total assets of $2.5 billion, loans of $2.1 billion, deposits of $1.5 billion, and stockholders' equity of $176 million. Reliance Federal Savings Bank operated from 29 retail banking facilities throughout Suffolk and Nassau counties, New York, as well as in the New York City borough of Queens.

c) JSB FINANCIAL, INC.

         On August 16, 1999, the Company entered into an Agreement and Plan of Merger with JSB Financial, Inc. ("JSB"), the parent company of Jamaica Savings Bank ("Jamaica"), whereby it would acquire JSB in a stock-for-stock merger. In connection with the merger, the Company needed to reissue a sufficient number of shares of its treasury stock prior to the consummation of the merger, in order that the merger not fail to qualify for pooling-of-interests accounting treatment. The necessary treasury shares were reissued on February 18, 2000, in connection with the Reliance transaction. On February 29, 2000, JSB was merged with and into the Company in accordance with the pooling-of-interests method of accounting. Pursuant to the merger agreement, the Company issued 3.0 shares of common stock for each share of JSB's common stock outstanding. Accordingly, the Company issued 28,312,851 of its common shares, simultaneously retired 6,562,383 shares of JSB's common stock held in treasury and reserved 2,410,500 common shares for JSB's outstanding stock options at the merger date.

         On August 16, 1999, simultaneous with the announcement of the JSB merger, the Company's Board of Directors formally rescinded the 10% share repurchase program instituted in October 1998. At that date, the Company had completed the repurchase of approximately 8.1 million shares.

         At December 31, 1999, JSB had total assets of $1.6 billion, loans of $1.3 billion, deposits of $1.1 billion, and stockholders' equity of $380 million. Jamaica operated from 13 retail-banking facilities in the New York City boroughs of Manhattan and Queens and in Nassau and Suffolk counties, New York. A summary of the merger and restructuring charge, based on North Fork and JSB's best estimates, is as follows:

(in thousands)

Merger Expenses................................................          $4,148
Restructuring Charge:
    Merger Related Compensation and Severance Costs............          32,566
    Facilities and Systems Costs...............................           5,635
    Other Merger Related Costs.................................           8,375
                                                                ---------------
Total Pre-Tax Merger and Restructuring Charge..................         $50,724
                                                                ===============

         The aforementioned charges will be reflected in the Company's Consolidated Statement of Income for the three-month period ended March 31, 2000.

         The Company's previously reported components of consolidated income and the amounts reflected in the accompanying supplemental consolidated statements of income for the years ended December 31, are as follows:

(in thousands)                          1998            1997           1996
                                 ---------------------------------------------
Net Interest Income
    As Previously Reported......      $424,644        $278,351       $230,946
    New York Bancorp............             -         119,270        101,709
    JSB Financial, Inc..........        79,337          69,737         68,128
                                 ---------------------------------------------
Combined........................      $503,981        $467,358       $400,783
                                 =============================================

(in thousands)                          1998            1997           1996
                                 ---------------------------------------------
Net Income
    As Previously Reported......      $167,975        $119,310        $62,442
    New York Bancorp............             -          51,211         32,006
    JSB Financial, Inc..........        44,388          37,090         26,725
                                 ---------------------------------------------
Combined........................      $212,363        $207,611       $121,173
                                 =============================================

(d) AMIVEST CORPORATION

         In June 1998, the Company completed its purchase acquisition of Amivest Corporation ("Amivest"), a privately held investment management and broker/dealer firm located in New York City. At the date of acquisition, Amivest had approximately $700 million in assets under management. Goodwill recognized in connection with the transaction was $8.4 million and is being amortized on a straight-line basis over 15 years. The operating results of Amivest are not significant to the supplemental consolidated financial statements of the Company.

(e) SUPERIOR SAVINGS OF NEW ENGLAND

         In December 1997, the Company acquired Superior Savings of New England ("Superior"), formerly Branford Savings Bank, a Connecticut chartered savings bank in a transaction utilizing the purchase method of accounting. At December 31, 1997, Superior had total assets of $179 million, deposits of $160 million, and stockholders' equity of $16.6 million. In October 1998, the Company sold four of the five Superior branches and $67 million in deposit liabilities for a deposit premium of 9%. The net gain on sale of approximately $5.8 million was utilized as a reduction of the goodwill arising from the purchase. The goodwill of approximately $14.3 million is being amortized on a straight-line basis over 15 years. The operating results of Superior are not significant to the supplemental consolidated financial statements of the Company.

(f) PROPOSED ACQUISITION

   DIME BANCORP, INC.

On March 5, 2000, the Company announced its intention to offer an exchange of the Company's common stock and cash for the common stock of Dime Bancorp, Inc. ("Dime"), the parent company of Dime Savings Bank of New York, FSB. The purpose is for the Company to acquire control of, and, thereafter the entire common equity interest in Dime. Under the terms of the proposal, each share of Dime's common stock would be exchanged for 0.9302 shares of the Company's common stock and $2.00 cash. The offer is contingent on various conditions, including (i) conditions that would require Dime's stockholders not to approve the Dime's proposed merger with another financial institution, (ii) a minimum number of shares of Dime's common stock to be tendered, (iii) making of Dime's stockholder rights plan inapplicable to the Company's offer, (iv) approval of the Company's stockholders of the issuance of the Company's common stock in the offer and the merger, and (v) receipt of required regulatory approvals. The transaction should close during the third quarter of 2000, if all of the Company's conditions are met. The transaction, as proposed, is expected to be treated as a tax-free reorganization for tax purposes and accounted as a purchase for accounting purposes.

         Dime Bancorp had total assets of $23.9 billion, net loans of $15.2 billion, investments of $14.2 billion, deposits of $14.3 billion and stockholders equity of $1.5 billion at December 31, 1999.

         Contingent on the closure of the above proposed transaction, the Company entered into a stock purchase agreement with FleetBoston Corporation ("FleetBoston"). Pursuant to this agreement, FleetBoston agreed to purchase (i) 250,000 shares of the Company's 7.5% Series B Non-Cumulative Convertible Preferred Stock, par value $1.00 per share and with a liquidation preference of $1,000.00 per share, convertible at $18.69 per share into the Company's common stock and (ii) Common Stock Purchase Rights to acquire 7,500,000 shares of the Company's common stock at an exercise price of $17.88, for an aggregate purchase price of $250 million.

         In connection with Company's announcement of the aforementioned proposed acquisition, a lawsuit has been filed alleging certain violations of anti-trust laws. The Company is of the opinion that the lawsuit is without merit.

NOTE 3 - SECURITIES

AVAILABLE-FOR-SALE SECURITIES

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of available-for-sale securities were as follows at December 31,

                                                            1998                                           1997
                                        -------------------------------------------------------------------------------------------
                                                      GROSS      GROSS                              Gross       Gross
                                          AMORTIZED UNREALIZED UNREALIZED     FAIR     Amortized  Unrealized Unrealized     Fair
(in thousands)                              COST      GAINS     (LOSSES)     VALUE        Cost      Gains     (Losses)     Value
                                        -------------------------------------------------------------------------------------------
U.S Treasury Securities.................   $30,952       $393         $-     $31,345     $32,963       $156         $-     $33,119
U.S. Government Agencies' Obligations...   162,464      4,947          -     167,411     242,685      3,572      (318)     245,939
Mortgage-Backed Securities..............   728,849      4,115    (1,149)     731,815     758,952      8,070      (472)     766,550
CMO's Agency Issuances..................   190,249      1,776       (64)     191,961      48,607        780        (2)      49,385
CMO's Private Issuances................. 1,440,806      5,358      (683)   1,445,481     816,341      5,531      (193)     821,679
Other Securities........................   207,407      2,953    (5,776)     204,584      57,972      4,492        (3)      62,461
Equity Securities (1)...................   222,606     79,668    (2,134)     300,140     187,082     60,812      (515)     247,379
                                        ===========================================================================================
                                        $2,983,333    $99,210   $(9,806)  $3,072,737  $2,144,602    $83,413   ($1,503)  $2,226,512
                                        ===========================================================================================

(1) Amortized cost and fair value includes $100.8 million and $93.3 million in Federal Home Loan Bank stock at December 31, 1998 and 1997, respectively.

HELD-TO-MATURITY SECURITIES

         The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of held-to-maturity securities were as follows at December 31,

                                                              1998                                          1997
                                        -------------------------------------------------------------------------------------------
                                                       GROSS      GROSS                              Gross        Gross
                                           AMORTIZED UNREALIZED UNREALIZED     FAIR     Amortized  Unrealized  Unrealized     Fair
(in thousands)                               COST      GAINS     (LOSSES)     VALUE        Cost      Gains      (Losses)     Value
                                        -------------------------------------------------------------------------------------------
U.S. Government Agencies' Obligations...  $110,070        $38       $(8)    $110,100    $244,999       $464          $-    $245,463
State & Municipal Obligations...........    71,837      1,301       (27)      73,111     114,511      1,702       (114)     116,099
Mortgage-Backed Securities..............   563,486      2,352      (625)     565,213     417,561      2,525     (1,817)     418,269
CMO's Agency Issuances..................   137,778        457      (125)     138,110     438,991      1,457     (1,993)     438,455
CMO's Private Issuances.................   873,070      2,693    (2,849)     872,914     889,891      3,028    (10,177)     882,742
Other Securities........................    23,761         29      (136)      23,654      10,322         90        (33)      10,379
                                        ===========================================================================================
                                        $1,780,002     $6,870   $(3,770)  $1,783,102  $2,116,275     $9,266   $(14,134)  $2,111,407
                                        ===========================================================================================

         In connection with the NYB merger, approximately $913 million of investment securities were reclassified from held-to-maturity to available-for-sale. This transfer was made pursuant to SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities" to maintain the interest rate risk profile which existed prior to the merger with NYB. The securities transferred were primarily mortgage-backed securities ("MBS") and collateralized mortgage-backed obligations ("CMO") having a higher degree of interest rate risk and duration volatility. Approximately $415 million of these securities were identified for sale at the time of reclassification, resulting in $2.5 million of securities losses in the quarter ended March 31, 1998. These securities were subsequently sold.

         Management's strategy is to invest in securities with short-weighted average lives, minimizing exposure to future increases in interest rates. These are principally mortgage-backed securities that provide stable cash flows which may be reinvested at current market interest rates. The combined weighted average life of the held-to-maturity and available-for-sale securities portfolios at December 31, 1998 was 3.4 years.

         CMO's are collateralized by either U.S. Government Agency MBS's or whole loans which are principally AAA rated conservative current pay sequentials or PAC structures with current weighted average lives of approximately 2.2 years.

         The net unrealized gain on securities available-for-sale increased $7.5 million to $89.4 million at December 31, 1998 when compared to $81.9 million at December 31, 1997. This increase was caused by prevailing market conditions.

         At December 31, 1998, equity securities maintained in the available-for-sale portfolio were comprised principally of common stock and preferred stock of certain publicly traded companies. Other securities maintained in the available-for-sale portfolio consist of capital securities and debt issuances of certain financial institutions.

         Securities carried at $3.5 billion at December 31, 1998 were pledged to secure securities sold under agreements to repurchase, other borrowings and for other purposes as required by law.

         The amortized cost and estimated fair value of securities at December 31, 1998, by contractual maturity, are presented in the table below. Expected maturities will differ from contractual maturities since issuers may have the right to call or prepay obligations without call or prepayment penalties.

                                                Held-to-Maturity            Available-for-Sale
                                           ----------------------------------------------------------
                                            Amortized         Fair         Amortized         Fair
                                               Cost           Value           Cost          Value
                                           ----------------------------------------------------------
(in thousands)

Due in one year or less....................   $118,674        $118,734        $21,028        $21,141
Due after one year through five years......     11,001          11,680         39,169         39,567
Due after five years through ten years.....     73,783          74,229        136,219        141,152
Due after ten years........................      2,209           2,222        204,407        201,480
                                           ----------------------------------------------------------
  Subtotal.................................    205,667         206,865        400,823        403,340
                                           ----------------------------------------------------------
Mortgage-Backed  Securities................    563,486         565,213        728,849        731,815
CMO's......................................  1,010,849       1,011,024      1,631,055      1,637,442
Equity Securities..........................          -               -        222,606        300,140
                                           ----------------------------------------------------------
                                            $1,780,002      $1,783,102     $2,983,333     $3,072,737
                                           ==========================================================

         Prepayments on MBS's, including CMO's, are monitored by the portfolio management function. Management typically invests in MBS's with stable cash flows and relatively short duration, thereby limiting the impact of interest rate fluctuations on the portfolio. Management regularly performs simulation testing to assess the impact that interest and market rate changes would have on the MBS portfolio.

         The proceeds, gross realized gains and gross realized losses on the sale of securities available-for-sale were as follows at December 31,:

(in thousands)                                1998            1997           1996
                                          -----------------------------------------
Proceeds from Sales.....................   $1,021,477       $279,111       $735,469
                                          =========================================

Gross Realized Gains....................       12,196         16,502          8,843
Gross Realized (Losses).................      (2,763)        (1,104)        (2,617)
                                          -----------------------------------------
Net Realized Gains......................       $9,433        $15,398         $6,226
                                          =========================================

         Gross realized gains in 1998 ,1997 and 1996 resulted principally from the sale of equity positions and capital securities of certain publicly traded companies.

         The Company loans securities to specified brokerage houses. These securities are collateralized at a minimum of 102% of their fair value with government securities and/or cash. To protect the Company's investment, the agreements contain provisions to increase the collateral obtained, should the fair value of the collateral decline or the fair value of the security loaned increase. Upon termination of the agreement, securities loaned are returned to the Company. The following table reflects the carrying value of securities loaned and their estimated fair value and the estimated fair value of the collateral at December 31:

(in thousands)                                           1998            1997
                                                       ------------------------
Amortized cost-Securities Loaned......................   $9,996        $79,970
                                                       ========================
Estimated fair value-Securities Loaned................  $10,034        $80,188
                                                       ========================
Estimated fair value-Collateral.......................  $10,422        $82,069
                                                       ========================

NOTE 4 - LOANS

         The composition of the loan portfolio is summarized as follows at December 31,

(dollars in thousands)                                 1998                         1997
                                       -------------------------------------------------------------
Mortgage Loans-Residential............     $1,977,532             29%     $2,217,786            33%
Mortgage Loans-Multi-family...........      2,656,998              38      2,365,770             35
Mortgage Loans-Commercial.............      1,173,229              17      1,263,910             18
Commercial & Industrial...............        530,782               8        455,224              7
Consumer Loans and Leases.............        493,966               7        412,840              6
Construction and Land Loans...........         77,202               1         54,119              1
                                       -------------------------------------------------------------
   Total..............................     $6,909,709            100%     $6,769,649           100%
                                       -------------------------------------------------------------
Less:

 Unearned Income......................         19,833                         24,893
 Allowance for Loan Losses............         77,683                         80,273
                                       ===============                ===============
     Net Loans........................     $6,812,193                     $6,664,483
                                       ===============                ===============

         The loan portfolio is concentrated primarily in loans secured by real estate in the New York metropolitan area. The risk inherent in this portfolio is dependent not only upon regional and general economic stability which affects property values, but also the financial well-being and creditworthiness of the borrowers.

         To minimize the credit risk related to the portfolio's real estate concentration, management utilizes prudent underwriting standards as well as diversifying the type and locations of loan collateral. The multi-family lending business includes loans on various types and geographically diverse apartment complexes. Multi-family mortgages are dependent largely on sufficient income to cover operating expenses and may be affected by government regulation, such as rent control regulations, which could impact the future cash flows of the property. Most multi-family mortgages do not fully amortize. Therefore, the principal outstanding is not significantly reduced prior to contractual maturity. The residential mortgage portfolio is comprised primarily of first mortgage loans on owner occupied 1-4 family residences located in the New York metropolitan area. The commercial mortgage portfolio contains loans secured by professional office buildings, retail stores, shopping centers and industrial developments. Land loans are used to finance the acquisition of vacant land for future residential and commercial development. Construction loans finance the construction of industrial developments and single-family subdivisions. Commercial loans consist primarily of loans to small and medium size businesses. Consumer loans and leases represent credit to individuals for household, family, and other personal expenditures and consist primarily of loans to finance new and used automobiles.

         The Company's real estate underwriting standards include various limits on the loan-to-value ratios based on the type of property, and management considers among other things, the creditworthiness of the borrower, the location of the real estate, the condition and value of the security property, the quality of the organization managing the property, and the viability of the project including occupancy rates, tenants and lease terms. Additionally, the underwriting standards require appraisals and periodic inspections of the properties as well as ongoing monitoring of operating results.

         Mortgage loans serviced for others aggregated $921.1 million and $963.2 million as of December 31, 1998 and 1997, respectively. At December 31, 1998, $15.2 million in residential mortgage loans were held-for-sale.

         Non-performing assets include loans ninety days past due and still accruing, non-accrual loans and other real estate. Other real estate consists of property acquired through foreclosure or deeds in lieu of foreclosure. Non-performing assets declined to $19.2 million at December 31, 1998, as compared to $57.3 million at December 31, 1997. This reduction was achieved principally through the sale of non-performing assets, principal repayments, the workout of non-performing loans to performing status, and charge-offs.

NON-PERFORMING ASSETS

Non-performing assets at December 31, consisted of the following:

(in thousands)                                           1998           1997
                                                       ----------------------
Loans Ninety Days Past Due and Still Accruing.........  $7,684         $6,414
Non-Accrual Loans.....................................   7,778         43,985
                                                       ----------------------
   Non-Performing Loans...............................  15,462         50,399
Other Real Estate.....................................   3,494          6,416
                                                       ----------------------
   Non-Performing Assets.............................. $18,956        $56,815
                                                       ======================
Restructured, Accruing Loans..........................  $2,426        $16,407
                                                       ======================

         The following table represents the components of non-performing loans at December 31,

                                                         1998           1997
                                                       ----------------------
Mortgage Loans-Commercial.............................  $4,519         $8,270
Consumer Loans and Leases.............................   4,294          5,664
Mortgage Loans-Residential............................   3,697         18,350
Commercial & Industrial...............................   2,485          3,378
Mortgage Loans-Multi-family...........................     467         13,575
Construction and Land Loans...........................       -          1,162
                                                       ======================
   Total Non-Performing Loans......................... $15,462        $50,399
                                                       ======================

         Interest foregone on non-accrual loans, or the amount of income that would have been earned had those loans remained performing, aggregated $1.7 million, $4.1 million, and $6.2 million in 1998, 1997, and 1996, respectively.

RESTRUCTURED LOANS

         Restructured, accruing loans were $2.4 million and $16.4 million at December 31, 1998 and 1997, respectively. The decline in the level of restructured, accruing loans was achieved through principal repayments, maturities, and the satisfaction of the performance requirements on certain of these loans during 1998. The amount of interest income recorded on restructured loans was approximately $.6 million, $1.1 million, and $1.5 million in 1998, 1997, and 1996, respectively. The difference between interest income included in the results of operations under the restructured terms, and that amount which would have been recognized had these loans performed in accordance with their original terms, was immaterial.

         At December 31, 1998, the Company had no commitments to lend additional funds to borrowers whose loans are non-performing or currently classified as restructured.

RELATED PARTY LOANS

         Loans to related parties include loans to directors and their related companies and executive officers of the Company and its subsidiaries. Such loans are made in the ordinary course of business on substantially the same terms as loans to other individuals and businesses of comparable risks. Related party loans aggregated $5.6 million and $8.3 million at December 31, 1998 and 1997, respectively.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

         A summary of changes in the allowance for loan losses is shown below for the years ended December 31,

(in thousands)                                                                   1998            1997           1996
                                                                              ----------------------------------------
Balance at Beginning of Year.................................................    $80,273        $78,607        $82,596
Provision for Loan Losses....................................................     15,551          8,748          8,640
Recoveries Credited to the Allowance.........................................      3,835          2,585          2,692
                                                                              ----------------------------------------
                                                                                  99,659         89,940         93,928
Losses Charged to the Allowance..............................................   (21,921)       (12,161)       (18,603)
New York Bancorp Net Activity for the Three Months Ended December 31, 1997...       (55)              -              -
Additional Allowance Acquired in Purchase Acquisitions.......................          -          2,494          3,092
North Side Net Activity for the Three Months Ended December 31, 1995.........          -              -            190
                                                                              ----------------------------------------
Balance at End of Year.......................................................    $77,683        $80,273        $78,607
                                                                              ========================================

           During 1998, an additional provision for loan losses of $11.5 million was recognized. This additional provision was due to the sale of certain non-performing and marginally performing loans acquired in the NYB merger and to restore the Company's post-merger reserve coverage ratios to pre-merger levels.

NOTE 6 - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment at December 31,:

                                                          1998           1997
                                                      --------------------------
(in thousands)
Land.................................................     $18,577        $18,760
Bank Premises........................................      69,514         71,689
Leasehold Improvements...............................      18,576         22,692
Equipment............................................      63,791         73,086
                                                      --------------------------
                                                          170,458        186,227
Accumulated Depreciation and Amortization............    (80,095)       (91,973)
                                                      --------------------------
                                                          $90,363        $94,254
                                                      ==========================

         The decline in premises and equipment during 1998 is due principally to the consolidation and elimination of duplicate facilities resulting from the merger with NYB, the sale of four Superior branches, and the removal of assets no longer in service.

NOTE 7 - FEDERAL FUNDS PURCHASED & SECURITIES SOLD UNDER AGREEMENTS TO
REPURCHASE

         The following is a summary of federal funds purchased and securities sold under agreements to repurchase ("SSURA") at and for the years ended December 31,

(dollars in thousands)                                        1998          1997           1996
                                                        -------------------------------------------
FEDERAL FUNDS PURCHASED
    Period End Balance.................................       $70,000       $40,000             $-
    Maximum Amount Outstanding at Any Month End........       125,000        80,000         90,000
    Average Outstanding Balance........................        28,766        27,563         34,756
    Weighted Average Interest Rate Paid................         5.49%         5.66%          5.51%
    Weighted Average Interest Rate at Year End.........         5.38%         6.81%          0.00%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    Period End Balance.................................     2,885,096     2,064,036      1,075,487
    Accrued Interest Payable at Period End.............        14,904        10,234          5,827
    Maximum Amount Outstanding at Any Month End........     2,885,096     2,310,458      1,103,975
    Average Outstanding Balance........................   $ 2,207,491   $ 1,917,029      $ 904,609
    Weighted Average Interest Rate Paid................         5.78%         5.81%          5.65%
    Weighted Average Interest Rate at Year End.........         5.57%         5.85%          5.66%

NOTE 7 - FEDERAL FUNDS PURCHASED & SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (CONTINUED)

         Qualifying SSURA are treated as financings and the obligations to repurchase securities sold are reflected as a liability in the supplemental consolidated balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts, although the securities underlying the agreements are delivered to the brokers who arranged the transactions. In certain instances, the broker may have sold, loaned, or disposed of the securities to other parties in the normal course of their operations, and have agreed to resell to the Company substantially similar securities at the maturity of the agreements.

         The following is a summary as of December 31, 1998 of the amortized cost and fair value of securities collateralizing SSURA's, in addition to the amounts of and interest rate on the related borrowings.

                                           MBS & CMO Securities (1)                       U.S. Govt. Agencies (1)

                         -----------------------------------------------------------------------------------------------------------
                                           Average      Amortized                                Average     Amortized
(dollars in thousands)       SSURA(2)        Rate         Cost       Fair Value    SSURA(2)       Rate          Cost      Fair Value
                         -----------------------------------------------------------------------------------------------------------
Up to 30 days............     $443,300        5.82%      $493,405     $494,335           $-            -%           $-           $-
30 to 90 Days............      400,000         4.85       409,085      408,376            -             -            -            -
90 days to 1 Year........      273,446         5.81       266,749      267,837       18,850          6.54       19,295       19,710
In Excess of 1 Year......    1,687,000         5.61     1,774,525    1,784,512       62,500          5.81       66,216       68,333
                         ===========================================================================================================
         Total...........   $2,803,746        5.55%    $2,943,764   $2,955,060      $81,350         5.98%      $85,511      $88,043
                         ===========================================================================================================

(1) Excludes accrued interest receivable of $21.6 million and 2.8 million in MBS & CMO securities and U.S. government agencies, respectively, securing the related repurchase agreements.

(2)  Excludes accrued interest payable.

NOTE 8 - OTHER BORROWINGS

         At December 31, 1998 and 1997, the Company had outstanding a $25.0 million, 7.56% Senior Note and $10 million in 10% fixed rate Federal Home Loan Bank advances. These borrowings matured in April 1999. In addition, at December 31, 1998, the Company had outstanding a $50.0 million, 5.62% fixed rate Federal Home Loan Bank ("FHLB") advances, due in December 2008 and at December 31, 1997, the Company had $156 million in fixed rate Federal Home Loan Bank ("FHLB") advances at interest rates ranging from 5.68% to 6.02% and $249.5 million in variable rate advances at interest rates ranging from 5.63% to 6.63%, all of which matured prior to March 1998.

         Indebtedness to and outstanding commitments from the FHLB are collateralized by the Company's investment in FHLB stock, first mortgage loans, and certain mortgage-backed securities under the terms of the collateral agreement.

         At December 31, 1997, the Company had $7.6 million in subordinated capital notes outstanding. These amounts were paid prior to March 1998.

         The Company's bank subsidiaries had arrangements with various correspondent banks providing short-term credit for regulatory liquidity requirements. These lines of credit aggregated $200 million at December 31, 1998.

NOTE 9 - CAPITAL SECURITIES

         Company Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trusts ("Capital Securities") are summarized as follows at December 31,:

                                                         1998            1997
                                                     --------------------------
8.00% Capital Securities due December 15, 2027.....    $ 99,628        $ 99,615
8.70% Capital Securities due December 15, 2026.....      99,661          99,649
                                                     ==========================
                                                       $199,289        $199,264
                                                     ==========================

         The aforementioned Capital Securities were issued in December 1997 and 1996 through wholly-owned statutory business trust subsidiaries (collectively, the "Trusts"). The Trusts were formed with initial capitalizations in common stock and for the exclusive purpose of issuing the Capital Securities and using the proceeds to acquire Junior Subordinated Debt Securities ("Debt Securities") issued by the Company. The Debt Securities are due at maturity, are non-callable at any time in whole or in part for ten years from the date of issuance, except in certain circumstances, but may be redeemed annually thereafter, in whole or in part, at declining premiums to maturity.

         At December 31, 1998 and 1997, these Capital Securities qualified as Tier I capital for regulatory capital purposes. The costs associated with these issuances have been capitalized and are being amortized using the straight-line method to maturity.

NOTE 10 - INCOME TAXES

         The components of the consolidated provision for income taxes is shown below for the years ended December 31,:

(in thousands)                         1998           1997            1996
                                    ------------------------------------------
Current Tax Expense..............      $86,841       $124,642         $91,180
Deferred Tax Expense.............        1,553          4,596           2,978

                                    ------------------------------------------
Income Tax Provision.............      $88,394       $129,238         $94,158
                                    ==========================================

         The following table reconciles the statutory Federal tax rate to the effective tax rate on income before income taxes for the years ended
December 31,

                                                                              1998           1997            1996
                                                                           ---------------------------------------
Federal Income Tax Expense at Statutory Rates............................    35.00%         35.00%          35.00%
Increase/(Reduction) Resulting from:
  State and Local Income Taxes, Net of Federal Income Tax Benefit........      4.68           4.34            7.64
  Amortization and Write Down of Intangible assets.......................      1.92            .35             .50
  Tax Exempt Interest, net...............................................     (.57)          (.60)           (.87)
  Nondeductible Merger Related Restructure Charges.......................      1.11              -            1.58
  Dividends Received Deduction...........................................     (.37)          (.41)           (.13)
  Non-Taxable Distributions from a Corporate Reorganization..............   (11.10)              -               -
  Valuation Allowance....................................................     (.92)              -               -
  Other, Net.............................................................     (.36)          (.31)             .01
                                                                           ---------------------------------------
  Effective Tax Rate.....................................................    29.39%         38.37%          43.73%
                                                                           =======================================

           The components of the net deferred tax asset are included in "Other Assets" in the accompanying supplemental consolidated balance sheets at December 31, and are as follows:

(in thousands)                                                               1998            1997
                                                                       ------------------------------
DEFERRED TAX ASSETS
     Allowance for Loan Losses.......................................        $33,292         $30,882
     Deferred Compensation and Other Employee Benefit Plans..........          9,197           8,589
     Acquired Net Operating Loss Carry Forward.......................          8,195           4,011
     Deductible Merger Related Restructure Charges...................          3,112           1,664
     Excess of Tax Basis Over Book Basis- Other Real Estate..........          1,728           2,207
     Excess of Tax Basis Over Book Basis- Premises and Equipment.....          1,583             783
     Other...........................................................          4,550           7,090
                                                                       ------------------------------
          Gross Deferred Tax Asset...................................         61,657          55,226
           Valuation Allowance.......................................        (4,567)         (7,342)
                                                                       ------------------------------
           Deferred Tax Asset........................................         57,090          47,884
                                                                       ------------------------------
DEFERRED TAX LIABILITIES

     Unrealized Gain on Securities Available for Sale................       (39,196)        (35,986)
     Tax Bad Debt Recapture..........................................        (6,820)           (929)
     Deferred Income.................................................        (5,006)               -
     Other...........................................................        (3,702)         (4,010)
                                                                       ------------------------------
           Gross Deferred Tax Liability..............................       (54,724)        (40,925)
                                                                       ------------------------------
          Net Deferred Tax Asset.....................................         $2,366          $6,959
                                                                       ==============================

         The reduction in the valuation allowance was due principally to the revaluation of the net assets acquired in the Superior purchase transaction. This reduction was utilized to reduce the goodwill previously recorded in the transaction. Management continues to reserve a portion of the New York State and City deferred tax asset due to uncertainties of realization since New York State and City tax laws do not provide for the utilization of net operating loss carry-forwards or carry-backs. Additionally, as a result of the Company's experience in merging with and acquiring thrifts, the retained earnings at December 31, 1998 and 1997, includes approximately $136 million and $108 million for which no Federal income tax liability has been recognized. This amount represents the balance of acquired thrift bad debt reserves created for tax purposes as of December 31, 1987. These amounts are subject to recapture in the unlikely event that North Fork (i) makes distributions in excess of earnings and profits, (ii) redeems its stock, or (iii) liquidates.

           Management anticipates that the realization of the net deferred tax asset of $2.4 million is more likely than not, based on existing carryback ability, available planning strategies, and projected taxable income.

NOTE 11 - RETIREMENT AND OTHER EMPLOYEE BENEFITS PLANS

RETIREMENT PLANS

The Company maintains a retirement plan (the "Plan") covering substantially all of its full-time employees. Participants accrue a benefit each year equal to five percent of their annual compensation, as defined, plus a rate of interest based on one-year Treasury Bill rates, credited quarterly. Plan assets are invested in a diversified portfolio of fixed income securities, mutual funds and equity securities. The Company contributes to the Plan an amount sufficient to meet Employee Retirement Income Security Act ("ERISA") funding standards. NYB and Superior maintained retirement plans covering substantially all of their full-time employees, subject to certain limitations. These plans were curtailed as of their respective merger dates, and all future benefit accruals ceased. Subsequent to these transactions, all former NYB and Superior employees retained by the Company meeting Plan requirements became eligible for participation in the Plan. Effective May 31, 1998, the former NYB and Superior plans were merged with that of the Company. Jamaica sponsored a trusteed non-contributory defined benefit pension plan covering substantially all of its full-time employees. In addition, Jamaica sponsored a pension benefit restoration plan ("Pension Restore Plan") that provides retirement benefits which would have been provided under the Jamaica pension plan except for the limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. The following table sets forth the change in benefit obligations, the change in plan assets, the funded status of the plan, and amounts recognized in the accompanying supplemental consolidated financial statements at December 31,

(dollars in thousands)                                      1998            1997
                                                         --------------------------
CHANGE IN BENEFIT OBLIGATION:

 Benefit Obligation at Beginning of Year................   $104,044        $91,299
 Service Cost...........................................      3,078          2,541
 Interest Cost..........................................      6,623          6,334
 Amendments.............................................        503          1,117
 Acquisitions...........................................          -          2,123
 Benefits Paid..........................................    (9,079)        (7,134)
 Actuarial Loss.........................................        155          7,764
                                                         ==========================
Benefit Obligation at End of Year.......................   $105,324       $104,044
                                                         ==========================
CHANGE IN PLAN ASSETS:

 Fair Value of Plan Assets at Beginning of Year.........   $122,189       $108,470
 Actual Return on Plan Assets...........................     13,246         19,221
 Employer Contributions.................................        313             34
 Acquisitions...........................................          -          1,598
 Benefits Paid..........................................    (9,079)        (7,134)
                                                         ==========================
Fair Value of Plan Assets at End of Year................   $126,669       $122,189
                                                         ==========================
RECONCILIATION OF FUNDED STATUS:

 Funded Status..........................................    $21,345        $18,145
 Unrecognized Actuarial Gain............................   (14,137)       (11,463)
 Unrecognized Prior Service Cost........................      (445)        (1,319)
 Unrecognized Transition Assets.........................    (2,961)        (3,377)
                                                         ==========================
 Prepaid Benefit Cost...................................     $3,802         $1,986
                                                         ==========================

The projected benefit obligation, accumulated benefit obligation and fair value of Jamaica plan assets for the pension plan with accumulated benefit obligations (i.e. the Jamaica Pension Restore Plan) in excess of plan assets were $4,043,000, $3,544,000 and $0, respectively, as of December 31, 1998 and
$4,728,000, $4,036,000 and $0, respectively, as of December 31, 1997.

RETIREMENT PLANS (CONTINUED)

                                                                1998           1997            1996
                                                            -------------------------------------------
NORTH FORK WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31,

 Discount Rate                                                     6.50%           7.00%          7.75%
 Expected Return on Plan Assets                                    8.50            8.50           8.50
 Rate of Compensation Increase                                     4.50            4.50           4.50

JAMAICA WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31,

 Discount Rate                                                     5.75            5.75           6.50
 Expected Return on Plan Assets                                    8.00            8.00           8.00
 Rate of Compensation Increase                                     6.50            6.50           6.50

COMPONENTS OF NET PERIODIC BENEFIT COST:

 Service Cost                                                    $3,078          $2,541         $2,527
 Interest Cost                                                    6,623           6,334          5,793
 Expected Return on Plan Assets                                (10,083)         (8,667)        (7,406)
Amortization of Prior Service Cost                                (171)            (97)          (132)
 Amortization of Transition Asset                                 (486)           (606)          (634)
 Recognized Actuarial Loss/(Gain)                                 (262)           (518)            471
Additional (Gain)/Loss Recognized Due to Curtailment              (201)             203              -
 Additional Cost Recognized by NYB                                    -             514            879
                                                            -------------------------------------------
 NET PERIODIC (BENEFIT) / COST                                 $(1,502)          $(296)         $1,498
                                                            ===========================================

         The Company maintains a Supplemental Executive Retirement Plan ("SERP"), which restores to specified senior executives the full level of retirement benefits they would have been entitled to receive absent the ERISA provision limiting maximum payouts under tax qualified plans. The projected benefit obligation, which is unfunded, was $299 thousand at December 31, 1998 and $168 thousand at December 31, 1997. Net periodic pension expense incurred in 1998, 1997, and 1996, for the SERP was $52 thousand, $31 thousand, and $11 thousand, respectively. The weighted average discount rate utilized to determine the projected benefit obligation was 6.50%, 7.0%, and 7.75% for 1998, 1997, and 1996, respectively. The assumed rate of future compensation increases was 4.50% for 1998, 1997, and 1996.

         NYB had also maintained a SERP and as a result of the merger, benefits under the plan were frozen with executives participating in the plan needing to meet the retirement age as specified in NYB's former pension plan prior to being eligible to receive any distributions. The projected benefit obligation, which is unfunded, was $1.5 million at December 31 1998 and $1.2 million at September 30, 1997. Net periodic pension expense incurred in 1998, 1997, and 1996 for the SERP was $100 thousand, $151 thousand, and $229 thousand, respectively. The weighted average discount rate utilized to determine the projected benefit obligation was 6.50%, 7.0% to 7.50%, and 7.50% to 8.0% for 1998, 1997, and 1996,
respectively. The assumed rate of future compensation was 4% for 1997 and 1996.

POST-RETIREMENT BENEFITS OTHER THAN PENSIONS

         The Company provides certain health care and life insurance benefits to eligible retired employees. Health care benefits received range between 0% and 100% of coverage premiums based on an employee's age, years of service and retirement date. Participants who retired after November 1, 1992 are responsible for all premium increases after 1997. The Company's plan for its post-retirement obligation is unfunded.

         The following table sets forth the change in North Fork's post-retirement benefit obligation and amounts recognized in the accompanying supplemental consolidated financial statements at December 31,

(dollars in thousands)                                                         1998        1997
                                                                           -----------------------
CHANGE IN ACCUMULATED POST-RETIREMENT BENEFIT OBLIGATION ("APBO"):

Accumulated Post-Retirement Benefit Obligation at Beginning of Year......     $10,423     $10,237
Service Cost.............................................................         135         134
Interest Cost............................................................         788         694
Acquisitions.............................................................           -         350
Premiums Paid............................................................       (652)       (644)
Actuarial Loss/ (Gain)...................................................         603       (348)
                                                                           =======================
Accumulated Post-Retirement Benefit Obligation at End of Year............     $11,297     $10,423
                                                                           =======================


RECONCILIATION OF FUNDED STATUS:
Accumulated Post-Retirement Benefit Obligation
Inactives......................................................    $(9,350)    $(8,352)
Actives Fully Eligible.........................................       (716)       (394)
Actives Not Yet Fully Eligible.................................     (1,231)     (1,677)
                                                                 -----------------------
Funded Status..................................................   $(11,297)   $(10,423)
Unrecognized Transition Obligation.............................       3,626       3,943
Unrecognized Prior Service Cost................................     (1,002)     (1,098)
Unrecognized Net Loss..........................................       1,401         835
                                                                 =======================
(Accrued)/Post-Retirement Benefit Cost.........................    $(7,272)    $(6,743)
                                                                 =======================

         The weighted average discount rate utilized to determine North Fork's accumulated post-retirement benefit obligation was 6.5% and 7.0% in 1998 and 1997, respectively.

         In measuring North Fork's APBO, a 6.5% annual trend rate for health care costs was assumed for the year ended December 31, 1998. These rates are assumed to decline to 6% in 1999 and ratably to 5.5% through 2010, and remain at that level thereafter. However, for retirees after November 1, 1992, no increases in the annual trend rate are assumed for after 1997. The effect of a 1% increase in the health care cost trend rate on the aggregate of the service and interest cost components of net periodic post-retirement health care benefit cost and the APBO for health care benefits would be an increase of $44 thousand and $644 thousand, respectively, in 1998 and $80 thousand and $772 thousand, respectively, in 1997. The effect of a 1% decrease in the health care cost trend rate on the aggregate of the service and interest cost components of net periodic post-retirement health care benefit cost and the APBO for health care benefits would be a decrease of $37 thousand and $576 thousand, respectively, in 1998 and $71 thousand and $654 thousand, respectively, in 1997.

         Jamaica also maintained a life insurance benefit plan that provided for continued coverage for retirees with fifteen years of credited service. The coverage at the time of retirement, or age 65, whichever comes first, was reduced by 20% per year over a five year period to a minimum coverage of $5,000, which remained in force until death. The retiree had the option each time the coverage was reduced to convert all or part of the reduction to whole-life coverage at the retiree's cost.

         The cost of post retirement benefits were accrued during an employee's active working career. The following tables set forth Jamaica's benefit obligations, fair values of plan assets and funded status recognized in the supplemental consolidated financial statements for the other postretirement benefit plans at or for the years ended December 31:

(dollars in thousands)                                                       1998           1997
                                                                          ------------------------
CHANGE IN BENEFIT OBLIGATION:
 Balance at Beginning of Year............................................    $1,596         $1,527
 Service Cost............................................................        24             24
 Interest Cost...........................................................        96             96
 Actuarial (Gain)/Loss...................................................         -              -
 Benefits Paid...........................................................      (53)           (51)
                                                                          ------------------------
Balance at End of Year...................................................    $1,663         $1,596
                                                                          ========================
CHANGE IN PLAN ASSETS:

 Balance at Beginning of Year............................................        $-             $-
 Actual Return on Plan Assets, Net of Expenses...........................         -              -
 Employer Contributions..................................................        53             51
 Benefits Paid...........................................................      (53)           (51)
                                                                          ------------------------
 Balance at End of Year..................................................        $-             $-
                                                                          ========================
 Funded Status...........................................................  $(1,663)       $(1,596)
 Unrecognized Net Asset..................................................         -              -
 Unrecognized Prior Service Cost.........................................         -              -

 Unrecognized Actuarial (Gain)/Loss......................................         -              -
                                                                          ------------------------
Net Amount Recognized....................................................  $(1,663)       $(1,596)
                                                                          ========================
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL POSITION CONSISTS OF:

 Prepaid Benefit Cost....................................................        $-             $-
Accrued Benefit Liability................................................   (1,663)        (1,596)
 Accumulated Other Comprehensive Income..................................         -              -
                                                                          ------------------------
Net Amount Recognized....................................................  $(1,663)       $(1,596)
                                                                          ========================

           Weighted-average assumptions were as follows as of December 31:

                                              1998           1997            1996
                                           -----------------------------------------
 Discount Rate............................     8.00%           8.00%          8.00%
 Expected Return on Plan Assets...........       N/A             N/A            N/A
 Rate of Compensation Increase............     6.50%           6.50%          6.50%

         The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the Jamaica pension plan with accumulated benefit obligations in excess of plan assets were $4.0 million, $3.5 million and $0, respectively, as of December 31, 1998 and $4.7 million, $ 4.0 million and $0, respectively, as of December 31, 1997.

         The following table sets forth the components of the North Fork's and Jamaica's net periodic post-retirement benefits other than pension expense for the years ended December 31,

                                                        1998           1997            1996
                                                     ------------------------------------------
COMPONENTS OF NET PERIODIC BENEFIT COST:

 Service Cost.......................................      $159            $158           $168
 Interest Cost......................................       884             790            848
 Amortization of Prior Service Cost.................      (96)            (90)           (90)
 Amortization of Transition Asset...................       317             255            342
 Recognized Actuarial Loss/(Gain)...................        37               3           (43)
                                                     ------------------------------------------
 Net Periodic Benefit Cost..........................    $1,301          $1,116         $1,225
                                                     ==========================================

401(K) SAVINGS PLAN

         The Company maintains a savings plan under section 401(k) of the Internal Revenue Code, covering substantially all current full-time and certain part-time employees. Newly hired employees can elect to participate in the savings plan after completing one year of service. Under the provisions of the savings plan, employee contributions are partially matched by the Company. This matching is fully vested for employees participating at the inception date of the plan, however, the matching vests for all other plan participants 25% per year beginning the second year of participation. Participant account balances are invested at the direction of the participant into one or more investment funds, including a fund which invests in shares of the Company's common stock. NYB also had a qualified 401(k) savings plan for its employees in which NYB matched a portion of the employee's contribution. Upon merger, all NYB plan participants were fully vested in their account balances. On December 31, 1998, the NYB plan was merged into the Company's plan with the Company's plan being the successor plan. The aggregate expense of the plans was $1.8 million, $1.6 million, and $1.7 million for the years ended 1998, 1997, and 1996, respectively.

NOTE 12 - COMMON STOCK PLANS

1998 STOCK COMPENSATION PLAN

         The plan provides for two types of awards, non-qualified stock options and restricted stock awards, to be granted either separately or in combination to all eligible persons, including executive officers and other full-time employees of the Company. The number of shares issuable thereunder is 1,500,000 with no more than 500,000 authorized for restricted stock awards. Shares of restricted stock granted under the plan are forfeitable and subject to certain restrictions on the part of the recipient until ownership of the shares vest in the recipient at some dates after the date of grant, as determined by the Compensation Committee upon grant. Awards are granted to employees by the Compensation Committee. The Committee can, at its discretion, accelerate the removal of any and all restrictions. If the Company is a party to a merger, consolidation, sale of substantially all assets or similar transaction and as a result, the common stock is exchanged for stock of another corporation, cash or other consideration, all restrictions on outstanding unvested options, and restricted stock will lapse and cease to be effective as of the day on which such corporate change is consummated. At December 31, 1998, 1,012,700 shares remain authorized and unissued. Restricted stock awarded under the plan is reflected as deferred compensation at the fair market value of the shares at the date of grant, and amortized to compensation expense over the vesting periods.

1997 NON-OFFICER STOCK PLAN

         The plan provided for two types of awards, non-qualified stock options and restricted stock awards, for a broad range of full-time employees of the Company who are not officers, as defined in the Plan. The number of shares issuable thereunder, either as restricted stock or non-qualified options, was limited to 375,000 shares. Each non-qualified stock option granted had a minimum six month vesting period. Restricted stock awarded under the plan contain similar restrictions and accelerated vesting provisions as those in the 1998 Stock Compensation Plan. Awards were granted to employees by the Compensation Committee. The right to grant awards under the plan terminated on November 30, 1998.

1994 KEY EMPLOYEE STOCK PLAN

         The plan provides for three types of awards, incentive stock options, non-qualified stock options and restricted stock, to be granted either separately or in combination. Awards are granted to employees by the Compensation Committee. In 1996, shareholders approved an amendment to the Plan to increase the number of shares issuable thereunder from 2,100,000 to 3,600,000 shares, with no more than 1,200,000 authorized for restricted stock. The Compensation Committee determines all grants of awards. Restricted stock awarded under the plan contain similar restrictions and accelerated vesting provision as those in the 1998 Stock Compensation Plan. At December 31, 1998, 198,916 shares remain authorized and unissued.

NEW YORK BANCORP PLANS - PRE-MERGER

         NYB maintained several incentive stock option and non-qualified stock option plans for its officers, directors and other key employees. Generally, these plans granted options to individuals at a price equivalent to the fair market value of the stock at the date of grant. Options awarded under the plans generally vested over a three-year period from the date of grant and expired ten years from the grant date for employees and five years for directors. As a result of the merger, participants under the plans became fully vested with all outstanding options exercised by the merger date.

         Additionally, NYB had granted stock appreciation rights ("SARS") to certain key employees. SARS entitled the participant to receive cash equal to the excess of the market value of the shares at the date the right is exercised over the exercise price. An expense was accrued for the earned portion of the amount by which the market value of the stock exceeded the exercise price for each SAR outstanding. Participants became fully vested at the merger date. Compensation expense recognized under the terms of the SARS was $2.8 million, and $1.8 million in 1997 and 1996, respectively.

NORTH SIDE STOCK PLANS - PRE-MERGER

         North Side maintained several incentive stock option and non-qualified stock option plans for its officers and key employees. Generally, these plans granted options to individuals at a price equivalent to the fair market value of the stock at the date of grant. Pursuant to the North Side merger agreement, options outstanding under these plans were converted into options on the Company's stock. North Side maintained a Management Development and Recognition Plan under which key employees participated in awards in the form of common stock held in trusts by the plan for the benefit of participants pending the vesting of such shares. Participants under the plan became fully vested at the merger date. Compensation expense recognized under the plan was $566 thousand in 1996.

JAMAICA SAVINGS BANK PLANS - PRE-MERGER

All references made to JSB shares in the following discussion are stated at pre-merger amounts. On February 29,2000, each share of JSB stock was exchanged for three shares of the Company's stock.

         EMPLOYEE STOCK OWNERSHIP PLAN

                   Since 1990, Jamaica maintained an ESOP. For 1998, 1997, and 1996, the JSB Board of Directors authorized contributions to the ESOP, to purchase shares, based on approximately 6.0% of employees' base salary.

                   ESOP benefits generally became 20% vested after each year of credited service, becoming 100% vested after five years of service with Jamaica. Forfeited shares were reallocated among participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service and may be payable in cash or stock. Jamaica recorded a net expense of $574,000, $566,000, and $550,000 related to the ESOP for the years ended December 31, 1998, 1997, and 1996, respectively. There were eight and three unallocated shares in the ESOP Plan at December 31, 1998 and 1997, respectively, and none at December 31, 1996.

                   The trustee for the ESOP would vote all allocated stock held in the ESOP trust in accordance with the instructions of the participants. Common stock allocated to participants was 12,451, 15,342, and 17,633 shares for the years ended December 31, 1998, 1997, and 1996, respectively. Jamaica incurred the cost of administering the ESOP.

         INCENTIVE STOCK OPTION PLAN

                   Pursuant to the Incentive Stock Option Plan ("Stock Option Plan"), 1,430,000 common stock options (which expired ten years from the date of grant, June 27, 1990) were granted to the executive officers and employees of JSB and its subsidiary, Jamaica. Each option entitled the holder to purchase one share of JSB's common stock at an exercise price equal to $10.00 per share (the initial public offering price). Options became exercisable on a cumulative basis in equal installments at a rate of 20% per year commencing one year from the date of grant. Simultaneously with the grant of these options, "limited rights" with respect to the shares covered by the options were granted. Limited rights granted were subject to terms and conditions and could be exercised only in the event of a change in control of JSB. Upon exercise of a limited right, the holder would receive from JSB a cash payment equal to the difference between the exercise price of the option ($10.00) and the fair market value of the underlying shares of common stock. During the years ended December 31, 1998, 1997 and 1996, 98,046, 122,646, and 121,256 options granted under the Stock Option Plan were exercised, respectively. At December 31, 1998, the remaining 226,094 options granted under the Stock Option Plan were exercisable.

         OPTION PLAN FOR OUTSIDE DIRECTORS

                   Each member of JSB's Board of Directors, who was neither an officer nor an employee of JSB or Jamaica, was granted nonstatutory common stock options to purchase 25,000 shares of the common stock. In addition, active Directors Emeritus were each granted nonstatutory common stock options to purchase 10,000 shares of the common stock. In the aggregate, members of JSB's Board of Directors and active Directors Emeritus were granted options, with limited rights, to purchase 170,000 shares of the common stock of JSB at an exercise price equal to $10.00 per share, the initial public offering price. All options granted, including limited rights attached thereto, under the Directors' Option Plan expired upon the earlier of 10 years following the date of grant or one year following the date the optionee ceased to be a Director. During the years ended December 31, 1998, 1997 and 1996, 106,250, 6,250, and 2,000 options granted under this Plan were exercised, respectively. At December 31, 1998, 40,500 options granted under the Option Plan for Outside Directors were exercisable.

         THE 1996 STOCK OPTION PLAN

                   The JSB Financial, Inc. 1996 Stock Option Plan (the "1996 Option Plan"), became effective January 1, 1996. JSB reserved 800,000 shares of its common stock for issuance upon the exercise of options. The 1996 Option Plan provided for: (1) the grant of stock options to directors on an annual basis pursuant to a specified formula; (2) the grant of stock options to officers at the discretion of the Employee Benefits Committee of Jamaica; (3) if certain events, which were likely to lead to a change in control of JSB or Jamaica, would occur, stock options relating to any shares of JSB reserved for issuance that were not previously made subject to options, would be granted to all current directors and officers who were previously granted stock options under the 1996 Option Plan; (4) the grant of limited rights relating to all of the foregoing options, which would be exercisable only upon a change of control; and (5) the grant of dividend equivalent rights ("DER") relating to all of the foregoing options, which could provide for a cash payment to the optionee upon exercise of the option, based on the difference between the percentage of earnings per share paid by JSB as cash dividends compared to the percentage of earnings per share paid as cash dividends by the twenty-five largest stock owned thrift institutions in the United States, calculated on an annual basis.

                   Pursuant to the 1996 Option Plan, each of JSB's Directors, who was neither an officer nor an employee of JSB or Jamaica, was granted annually, nonstatutory common stock options to purchase 4,000 shares of the common stock, each active Director Emeritus was granted 2,000 options and individuals who became directors were granted 5,000 options. Options granted under the 1996 Option Plan were granted at an exercise price equal to the market closing price of JSB's common stock on the business day prior to grant. The option period during which an individual granted options may exercise such option will commence six months after the date of grant and will expire no later than ten years from the date of the grant. There were no options exercised from the 1996 Option Plan during 1998. During 1997, 8,000 options granted from the 1996 Option Plan were exercised. At December 31, 1998, all of the 496,000 options outstanding under the 1996 Option Plan were exercisable. Effective January 1, 1999, an additional 154,000 options were granted at an exercise of $54.375 per share. Upon the execution of the merger agreement on August 16, 1999 between the Company and JSB, an additional 108,395 options were granted at an exercise price between $43.52 and $44.15 per share.

         The following is a summary of the activity in the aforementioned North Fork and Jamaica stock option plans for the three-year period ended December 31,

                                                 1998                            1997                          1996
                                      ---------------------------------------------------------------------------------------------
                                                         WEIGHTED                       Weighted                       Weighted
                                                         AVERAGE                        Average                        Average
                                                         EXERCISE                       Exercise                       Exercise
                                          OPTIONS         PRICE          Options         Price          Options         Price
                                      ---------------------------------------------------------------------------------------------
Outstanding at Beginning of Year.....       7,923,033          $7.61       9,540,761          $5.38       9,725,168          $3.88
Granted..............................       1,494,692          22.61       2,157,752          13.00       2,783,736           8.53
Exercised............................     (4,833,742)           6.78     (3,752,503)           5.03     (2,822,197)           3.50
Canceled.............................        (14,103)          26.27        (22,977)           7.64       (145,946)           2.58
                                      ---------------------------------------------------------------------------------------------
Outstanding at End of Year...........       4,569,880          13.32       7,923,033           7.61       9,540,761           5.38
                                      =============================================================================================
Options Exercisable at Year End......       4,318,043         $13.17       6,720,085          $7.27       7,709,998          $4.86
                                      =============================================================================================

         The following is a summary of the information concerning currently outstanding and exercisable options as of December 31, 1998:

                                    Options Outstanding                                               Options Exercisable
-----------------------------------------------------------------------------------------------------------------------------------
  Range of                                  Weighted Average       Weighted Average                               Weighted Average
  Exercise                   Options               Remaining               Exercise                 Options               Exercise
   Prices                Outstanding                    Life                  Price             Exercisable                  Price
-----------------------------------------------------------------------------------------------------------------------------------
 $2.29-$10.75              1,965,037                     4.0                  $5.94               1,933,435                  $5.92
$10.76-$16.41                893,504                     7.7                  12.21                 812,219                  12.29
$16.42-$26.88              1,711,339                     6.9                  22.38               1,572,389                  22.54
===================================================================================================================================
 $2.29-$26.88              4,569,880                     5.8                 $13.33               4,318,043                 $13.17
===================================================================================================================================

         The following is a summary of the activity in the Company's restricted stock plans for the years ended December 31,

                                               1998                              1997                      1996
                                    ------------------------------------------------------------------------------------------
                                                       WEIGHTED                       Weighted                       Weighted
                                                       AVERAGE                        Average                        Average
                                                        GRANT                          Grant                          Grant
                                        SHARES          PRICE          Shares          Price          Shares          Price
                                    ------------------------------------------------------------------------------------------
Outstanding at Beginning of Year....   1,489,823         $13.94         784,476          $8.41         398,712          $5.79
Granted.............................     324,350          20.49         746,652          19.42         457,200          10.35
Vested..............................    (44,626)           7.07         (6,805)           3.21        (63,936)           6.38
Canceled............................     (6,601)          14.60        (34,500)           8.69         (7,500)           5.53
                                    ------------------------------------------------------------------------------------------
Outstanding at Year End.............   1,762,946         $15.32       1,489,823         $13.94         784,476          $8.41
                                    ==========================================================================================

         The amount of compensation expense related to restricted stock awards included in compensation and employee benefits was $3.1 million, $2.0 million, and $1.3 million in 1998, 1997, and 1996, respectively.

         The Company applies APB 25 and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for restricted stock awards, Stock Appreciation Rights, Jamaica's ESOP, and Jamaica's Restore Plan. Had compensation expense for the Company's stock option plans been determined based upon the fair value at grant date for awards under these plans net income and diluted earnings per share would have been reduced by approximately $4.4 million, or $.03 per share in 1998, $4.6 million, or $.03 per share in 1997, and $4.2 million, or $.02 per share in 1996.

         The estimated fair value of the Company's options granted during 1998 and 1997 ranged from $1.19 to $8.32 and $.73 to $7.43, respectively, and was estimated at $3.10 in 1996 on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used in calculating the fair value of the options granted during 1998: a dividend yield of 2.25%, volatility ranging from 21-30%, risk-free interest rates ranging from 4.50% to 5.66%, no assumed forfeiture rate, and an expected average life of six years for options with an original term greater than six years or the options remaining term, if its original maturity is less than six years. The following assumptions were used in calculating the fair value of the options granted during 1997: dividend yield ranging from 2.00% - 2.25%, volatility ranging from 20% - 40%, risk-free interest rate ranging from 5.30% - 6.30%, no assumed forfeiture and an expected life of six years for options with an original term greater than six years or the options remaining term, if its original maturity is less than six years. The following assumptions were used in calculating the fair value of the options granted during 1996: dividend yield ranging from 2.0% - 2.75%, volatility ranging from 40% - 43%, risk-free interest rate ranging from 5.28% - 5.80%, no assumed forfeiture and an expected life of six years.

         The estimated fair value of the options granted for the JSB plans during 1998 was $3.65, ranged from $2.74 to $3.63 during 1997 and was $2.54 during 1996, on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used in calculating the fair value of the options under JSB plans granted during 1998: a dividend yield of 3.07%, volatility of 20.75%, risk-free interest rate of 5.74%, no assumed forfeiture rate, and an expected average life of 5.7 years. The following assumptions were used in calculating the fair value of the options granted during 1997: a dividend yield of 3.63%, volatility of 20.93%, risk-free interest rate of 6.28%, no assumed forfeiture rate, and an expected average life of six years. The following assumptions were used in calculating the fair value of the JSB options granted during 1996: a dividend yield of 3.63%, volatility of 21.92%, risk-free interest rate of 5.44%, no assumed forfeiture rate, and an expected average life of six years.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The Dividend Reinvestment and Stock Purchase Plan provides stockholders with a method of investing cash dividends and/or optional cash payments in additional common stock. Under the plan, cash dividends and/or optional cash payments can be used to purchase common stock without brokerage commission. The discount can be revised by the Board of Directors at its discretion. The amount of optional cash payment allowed in any month is restricted requiring a minimum optional cash payment of $200 per month and a maximum optional cash payment for participants of $15,000 regardless of the number of shares owned. At December 31, 1998, 715,099 shares remain authorized and unissued.

CHANGE-IN-CONTROL ARRANGEMENTS AND SHAREHOLDERS' RIGHTS PLAN

         The Company has arrangements with certain key executive officers that provide for the payment of a multiple of base salary, should a change-in-control, as defined, of the Company occur. These payments are limited under guidelines for deductibility pursuant to Internal Revenue Service regulations. Also, in connection with a potential change-in-control, the Company adopted performance plans in which substantially all employees could participate in a cash distribution. The amount of the performance plan cash fund is established when a change-in-control transaction exceeds industry averages and achieves an above average return for shareholders. A limitation is placed on the amount of the fund and no performance pool is created if the transaction does not exceed industry averages.

         The Company had a shareholders' rights plan that was originally put in place to afford the Company and its shareholders a defense mechanism in the event of an unsolicited offer for the Company or a controlling interest therein. The plan expired in March 1999 and was not renewed.

NOTE 13 - PARENT COMPANY ONLY

CONDENSED FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS DECEMBER 31,

(in thousand)                                                                  1998            1997
                                                                        -------------------------------
ASSETS

Deposits with Bank Subsidiary .........................................         $26,763        $22,511
Deposits with Other Financial Institutions.............................           1,557             71
Securities Purchased Under Agreements to Resell with Bank Subsidiary...          40,000         99,900
Securities Available-for-Sale .........................................         192,805        153,785
Securities Held-to-Maturity............................................          40,000         70,000
Mortgage Loans, net....................................................               -         15,195
Investment in Subsidiaries.............................................       1,126,299        992,820
Intangible Assets......................................................          28,965         28,367
Other Assets...........................................................          39,600         10,536
                                                                        -------------------------------
   Total...............................................................      $1,495,989     $1,393,185
                                                                        ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY

Junior Subordinated Debt...............................................        $205,475       $205,450
Senior Note Payable....................................................          25,000         25,000
Dividends Payable......................................................          39,041         10,142
Other Liabilities......................................................          12,747         14,190
Stockholders' Equity...................................................       1,213,726      1,138,403
                                                                        ===============================
   Total...............................................................      $1,495,989     $1,393,185
                                                                        ===============================

CONDENSED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31,

(in thousands)                                                               1998           1997            1996
                                                                        --------------------------------------------
INCOME:

Dividends from Subsidiaries.............................................     $92,800         $41,600       $128,191
Interest Income.........................................................      19,092          16,949          8,211
Net Securities Gains....................................................       9,032           6,376          5,826
Other Income............................................................       3,515             812             18
                                                                        --------------------------------------------
 Total Income...........................................................     124,439          65,737        142,246
                                                                        --------------------------------------------

EXPENSE:

Interest Expense........................................................       2,274           2,033          1,913
Interest on Junior Subordinated Debt....................................      17,242           9,463             25
Compensation and Employee Benefits......................................       2,194           1,211            495
Amortization and Write-down of Intangibles..............................       7,986             440            440
Other Expenses..........................................................       2,238           2,222          1,836
                                                                        --------------------------------------------
 Total Expenses.........................................................      31,934          15,369          4,709
                                                                        --------------------------------------------
   Income before Income Taxes and Equity in Undistributed Earnings
        of Subsidiaries.................................................      92,505          50,368        137,537
Income Tax Expense......................................................       1,822           1,932          3,519
Equity in Undistributed (Overdistributed) Earnings of Subsidiaries......     121,680         159,175       (12,845)
                                                                        ============================================
   Net Income...........................................................    $212,363        $207,611       $121,173
                                                                        ============================================

CONDENSED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,

(in thousands)                                                                             1998           1997            1996
                                                                                   ----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income........................................................................       $212,363        $207,611       $121,173
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:

  Depreciation and Amortization...................................................          1,187           1,218            487
  Amortization and Write Down of Intangible Assets................................          7,986             440            440
  Equity in (Undistributed) / Overdistributed Earnings of Subsidiaries............      (121,680)       (159,175)         12,845
  Proceeds from Sales of Securities Held for Trading..............................              -          10,125              -
  Purchase of Securities Held for Trading.........................................              -         (9,670)              -
  Net Securities Gains............................................................        (9,032)         (6,376)        (5,826)
  Other, Net......................................................................       (27,645)         (4,032)          2,131
                                                                                   ----------------------------------------------
    Net Cash Provided  by Operating Activities....................................         63,179          40,141        131,250
                                                                                   ----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Proceeds from Sales of Securities Available-for-Sale............................        112,782          42,016         32,419
  Purchases of Securities Available-for-Sale......................................      (133,632)       (161,032)       (38,279)
  Proceeds from Maturities of Securities Held-to-Maturity.........................        235,000         270,000        215,000
  Purchases of Securities Held-to-Maturity........................................      (205,000)       (260,000)      (205,021)
  Principal Payments on Mortgage Loans............................................         15,195              44             40
  Accretion of Discount in Excess of Amortization of Premium on Debt Securities...              -               7             14
  Investment in Subsidiary Trusts.................................................              -         (3,093)        (3,093)
  Investment in Bank Subsidiary...................................................              -         (4,000)              -
                                                                                   ----------------------------------------------
    Net Cash Provided by /(Used in)Investing Activities...........................         24,345       (116,058)          1,080
                                                                                   ----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Purchase of Treasury Shares.....................................................       (87,928)        (27,733)       (79,244)
  Common Stock Sold for Cash......................................................         26,949           6,814         24,687
  Proceeds upon Exercise of Common Stock Options..................................          2,041           1,568          1,233
  Dividends Paid to Shareholders..................................................       (82,748)        (60,412)       (44,691)
  Proceeds from the Issuance of Junior Subordinate Debt Securities................              -         102,713        102,737
                                                                                   ----------------------------------------------
    Net Cash (Used in)/Provided by Financing Activities...........................      (141,686)          22,950          4,722
                                                                                   ----------------------------------------------
    Net (Decrease)/Increase in Cash and Cash Equivalents..........................       (54,162)        (52,967)        137,052
Cash and Cash Equivalents at Beginning of Year....................................        122,482         175,449         38,397
                                                                                   ==============================================
Cash and Cash Equivalents at End of Year..........................................        $68,320        $122,482       $175,449
                                                                                   ==============================================

NOTE 14 - REGULATORY MATTERS

         The Company and its bank subsidiaries are subject to the risk based capital guidelines administered by the banking regulatory agencies. The risk based capital guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Under these guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk weighted assets and off-balance sheet items. The guidelines require all banks and bank holding companies to maintain a minimum ratio of total risk based capital to total risk weighted assets of 8%, including a minimum ratio of Tier 1 capital to total risk weighted assets of 4% and a Tier 1 capital to average assets of 4% ("Leverage Ratio"). Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators, that, if undertaken, could have a direct material effect on the Company's financial statements. As of December 31, 1998, the most recent notification from the various regulators categorized the Company and its bank subsidiaries as well capitalized under the regulatory framework for prompt corrective action. Under the capital adequacy guidelines, a well capitalized institution must maintain a minimum total risk based capital to total risk weighted assets ratio of at least 10%, a minimum Tier 1 capital to total risk weighted assets ratio of at least 6%, a minimum leverage ratio of at least 5% and not be subject to any written order, agreement or directive. There are no conditions or events since such notifications that management believes have changed this classification.

         The following table sets forth the Company's regulatory capital at December 31, 1998, under the rules applicable at such date. At such date, management believes that the Company meets all capital adequacy requirements to which it is subject:

(dollars in thousands)

                                               Amount          Ratio
                                          ------------------------------
Tier 1 Capital..........................      $1,278,130        17.26%
Regulatory Requirement..................         296,162         4.00%
                                          ------------------------------
Excess..................................        $981,968        13.26%
                                          ------------------------------
Total Risk Adjusted Capital.............      $1,401,768        18.82%
Regulatory Requirement..................         592,324         8.00%
                                          ------------------------------
Excess..................................        $809,444        10.82%
                                          ==============================

         The Company's risk weighted assets was $7.4 billion at December 31, 1998. The Company's leverage capital ratio at December 31, 1998 was 10.76%.

         Dividends from North Fork to the Company are limited by the regulations of the New York State Banking Department to North Fork's current year's earnings plus the prior two years' retained net profits. North Fork's dividend capability at January 1, 1999, pursuant to the regulations, was $174.6 million. Dividends from Superior are similarly limited by regulations of the State of Connecticut.

         In September 1996, legislation was passed that empowered the Federal Deposit Insurance Corporation to impose a special assessment on "SAIF-Assessable Deposits" of depository institutions in order to recapitalize the Savings Association Insurance Fund ("SAIF"). Certain of North Fork's deposit liabilities acquired in previous thrift acquisitions are insured under the SAIF fund (SAIF insured deposits at December 31, 1998 were approximately $2.9 billion) and accordingly are subject to higher quarterly assessments. As a result of maintaining deposits in the SAIF, North Fork is considered an OAKAR institution and, therefore, qualified for a reduced one-time special assessment rate of 52.6 basis points per $100 of insured SAIF assessable deposits as of March 31, 1995. During 1996, North Fork recognized a non-recurring one-time charge for this assessment of $17.8 million.

NOTE 15 - DERIVATIVES FINANCIAL INSTRUMENTS

         Periodically, the Company enters into interest rate agreements, including interest rate swaps, caps, and floors, as part of its management of interest rate exposure. These agreements are entered into as hedges against interest rate risk and are designated against specific assets and liabilities.

         Interest rate swaps outstanding at December 31, 1998 are summarized as follows (dollars in thousands):

                                                                         Fixed          Variable
                                                      Notional       Interest Rate   Interest Rate
          Maturity                                     Amount           Paying         Receiving
--------------------------------------------------------------------------------------------------
November 2000......................................    $100,000            4.62%           5.25%
May 2000...........................................     100,000            5.42%           5.40%
November 2001......................................     100,000            4.66%           5.25%
November 2001......................................     100,000            4.72%           5.25%
May 2008...........................................      75,000            6.14%           5.34%
                                                    -----------
Total Notional Amount of Interest Rate Swaps.......    $475,000
                                                    ===========

         These agreements require the Company to make periodic fixed rate payments while receiving periodic variable rate payments indexed to the three month London Interbank Offer Rate ("LIBOR"). At December 31, 1998 and 1997, the Company's interest rate swaps had an unrealized loss of $1.0 million and $.4 million, respectively.

         Prior to the merger, NYB utilized interest rate collars, swaps, and floors agreements to insulate it from volatile interest rate changes. These agreements were accounted for as hedges and were not recorded on its balance sheet. NYB was party to $700 million in interest rate collar agreements, which expired in August 1998. They required receipt of payment when the three month LIBOR exceeded 7.50% and required payment when the three month LIBOR was less than 5.00%.

         During 1995, NYB entered into $1.0 billion of interest rate floor agreements to protect against interest rate risk associated with repricing of interest bearing deposits, which expired in February 1998. During 1995, these agreements were terminated to secure the hedge position, and the gain was deferred and amortized over the original contractual life of the agreements. During 1997, a $600 million interest rate swap agreement matured, which was utilized to extend the maturity of liabilities in order to create a more consistent and predictable interest rate spread. These agreements required NYB to make periodic fixed rate payments while receiving periodic variable rate payments.

         The credit risk associated with these off-balance sheet instruments is the risk of non-performance by the counterparty to the agreements. However, management does not anticipate non-performance by the counterparty and monitors/controls the risk through its asset/liability management procedures.

         Additionally, the Company had approximately $2.3 million in contracts for purposes of hedging the "Standard & Poor's 500" index outstanding at December 31, 1998. The call options matured in 1999. Stock indexed call options were utilized for purposes of hedging MarketSmart CDs, previously offered by NYB. The call options hedged the interest rate paid on these five year CD deposits, which was an annual percentage yield based on the change in the Standard & Poor's 500 Composite Stock Price Index during each of the five year terms of the CDs. These CDs have not been offered since 1995.

         The impact of the aforementioned agreements was to reduce interest expense by approximately $.8 million, $6.3 million, and $3.5 million during 1998, 1997, and 1996, respectively.

NOTE 16 - OTHER COMMITMENTS AND CONTINGENT LIABILITIES

(a) OFF-BALANCE SHEET RISKS

         The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are reflected in the supplemental consolidated financial statements when and if proceeds associated with the commitments are disbursed. The exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. Management uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet financial instruments.

         Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Management evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing properties.

         Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

         The notional principal amount of the off-balance sheet financial instruments at December 31, is as follows:

                                                                            1998             1997
                                                                        CONTRACT OR      Contract or
                                                                          NOTIONAL         Notional
                                                                           AMOUNT           Amount
                                                                           ------           ------
(in thousands)

FINANCIAL INSTRUMENTS WHOSE CONTRACT AMOUNTS REPRESENT CREDIT RISK:

Commitments to extend credit.........................................     $510,179         $557,985
Standby letters of credit............................................       45,229           25,232

(b) LEASE COMMITMENTS

         At December 31, 1998, the Company was obligated under a number of non-cancelable leases for land and buildings that expire at various dates through August 2016. Minimum annual rental commitments, exclusive of taxes and other charges, under non-cancelable leases are summarized as follows:

(in thousands)

                                                              Minimum
Year Ended December 31:                                       Rentals
                                                             ----------
1999.......................................................     $7,545
2000.......................................................      6,558
2001.......................................................      5,449
2002.......................................................      4,912
2003.......................................................      3,867
Thereafter.................................................     13,454

         Rent expense for the years ended December 31, 1998, 1997, and 1996 amounted to $6.7 million, $7.2 million, and $5.9 million, respectively.

(c) SECURITY PURCHASE COMMITMENTS

At December 31, 1998, the Company had outstanding security purchase commitments of $50,000,000 related to federal agency and CMO securities.

(d) OTHER MATTERS

         The Company and its subsidiaries are subject to certain pending and threatened legal actions which arise out of the normal course of business. Management believes that the resolution of any pending or threatened litigation will not have a material adverse effect on its financial condition or results of operations.

         The Company's banking subsidiaries are required to maintain balances with the Federal Reserve Bank of New York for reserve and clearing requirements. These balances averaged $3.4 million in 1998.

NOTE 17 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107 "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. SFAS 107 has no effect on the financial position or results of operations in the current year or any future period. Furthermore, the fair values disclosed under SFAS 107 are not representative of the total value of the Company.

         If quoted market prices are not available, SFAS 107 permits using the present value of anticipated future cash flows to estimate fair value. Accordingly, the estimated fair value will be influenced by prepayment and discount rate assumptions. This method may not provide the actual amount that would be realized in the ultimate sale of the financial instrument. Fair value estimates, methods and assumptions are set forth below.

CASH, CASH EQUIVALENTS AND SECURITIES

         The carrying amounts for cash and cash equivalents are reasonable estimates of fair value. The fair value of securities is estimated based on quoted market prices as published by various quotation services, or if quoted market prices are not available, on dealer quotes. The following table presents the carrying value and estimated fair value of cash, cash equivalents and securities at December 31,

                                                              1998                                1997
                                                ----------------------------------------------------------------------
                                                  CARRYING         ESTIMATED               Carrying         Estimated
(in thousands)                                     AMOUNT          FAIR VALUE               Amount          Fair Value
                                                ----------------------------------------------------------------------
Cash and Cash Equivalents......................  $293,354            $293,354              $265,979           $265,979
Securities Held-to-Maturity.................... 1,780,002           1,783,102             2,116,275          2,111,407
Securities Available-for-Sale ................. 3,072,737           3,072,737             2,226,512          2,226,512
                                                ----------------------------------------------------------------------
Total Cash, Cash Equivalents and Securities.... $5,146,093         $5,149,193            $4,608,766         $4,603,898
                                                ======================================================================

LOANS

         Fair values are estimated for portfolios of loans with similar financial characteristics. The fair value of performing loans is calculated by discounting the estimated cash flows through expected maturity or repricing using the current rates at which similar loans would be made to borrowers with similar credit risks. For non-performing loans, the present value is separately discounted consistent with management's assumptions in evaluating the adequacy of the allowance for loan losses. The following table presents the carrying value and the estimated fair value of the loan portfolio as of December 31,

                                          1998                              1997
                               -------------------------------------------------------------
                                CARRYING        ESTIMATED         Carrying        Estimated
(in thousands)                   AMOUNT         FAIR VALUE         Amount         Fair Value
                               -------------------------------------------------------------
Gross Loans................... $6,909,709       $7,110,450       $6,769,649       $6,868,657
                               =============================================================

DEPOSIT LIABILITIES AND BORROWINGS

         The carrying amount for demand deposits, savings, NOW, money market accounts and borrowings with a remaining term of 90 days or less are reasonable estimates of fair value. Fair value for certificates of deposit and longer term borrowings are estimated by discounting the future cash flows using the rates currently offered for deposits and borrowings of similar remaining maturities. The following table presents the carrying value and estimated fair value of the deposits and borrowings as of December 31,

                                                            1998                                 1997
                                               -----------------------------------------------------------------
                                                 CARRYING         ESTIMATED          Carrying         Estimated
(in thousands)                                    AMOUNT          FAIR VALUE          Amount          Fair Value
                                               -----------------------------------------------------------------
Demand Deposits................................ $1,321,861        $1,321,861          $992,525          $992,525
Savings........................................  2,610,345         2,610,345         2,677,281         2,677,281
NOW & Money Market.............................    997,124           997,124         1,019,888         1,019,888
Certificates of Deposit........................  2,648,055         2,679,799         2,790,175         2,806,114
Borrowings with terms 90 days or less..........    823,300           823,300           794,156           794,156
Borrowings with terms greater than 90 days.....  2,216,796         2,259,597         1,759,480         1,761,119
                                               -----------------------------------------------------------------
Total Deposit Liabilities & Borrowings.........$10,617,481       $10,692,026       $10,033,505       $10,051,083
                                               =================================================================

         At December 31, 1998, certificate of deposits totaling $503.3 million and $119.7 million mature between 1-2 years and 2-5 years, respectively.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

         These financial instruments generally are not sold or traded, and estimated fair values are not readily available. However, the fair value of commitments to extend credit and standby letters of credit is based on fees currently charged to enter into similar agreements with comparable credit risks and the current creditworthiness of the counterparties. Commitments to extend credit issued by the Company are generally short-term in nature and, if drawn upon, are issued under current market terms and conditions for credits with comparable risks.

         At December 31, 1998 and 1997, there was no significant unrealized appreciation or depreciation on these financial instruments.

DERIVATIVE FINANCIAL INSTRUMENTS

         The fair value of derivative financial instruments is estimated based on quoted market prices from various brokers.

         The following table presents the carrying value and the estimated fair value of derivative financial instruments as of December 31,

                                             1998                         1997
                                   ------------------------------------------------------
                                    CARRYING     ESTIMATED      Carrying      Estimated
                                     AMOUNT      FAIR VALUE      Amount       Fair Value
                                   ------------------------------------------------------
Off Balance Sheet Instruments.....  $(3,812)       $(957)          $-            $(400)
                                   ======================================================

NOTE 18 - RECENT ACCOUNTING PRONOUNCEMENTS

REPORTING COMPREHENSIVE INCOME

         The Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130") in January 1998. SFAS 130 establishes standards for reporting and the display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. In accordance with SFAS 130, all items that are required to be recognized under accounting standards as components of comprehensive income must be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 also requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position (See the "Supplemental Consolidated Statements of Comprehensive Income" included herein).

DISCLOSURE ABOUT SEGMENTS FOR AN ENTERPRISE AND RELATED INFORMATION

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way an enterprise reports information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available, that are evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS 131 requires a reconciliation of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to the amounts in the enterprise's financial statements. It also requires an enterprise to report descriptive information about the way the operating segments were determined, the products and services provided by the operating segments, and any differences between the measurements used for segment reporting and financial statement reporting. SFAS 131 is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated. Management has evaluated the disclosure requirements and determined that disclosure is not required as its operating segments do not meet the quantitative thresholds prescribed in SFAS 131 for all reporting periods.

EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POST-RETIREMENT BENEFITS

         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" ("SFAS 132"). SFAS 132 revises employers' disclosures about pensions and other post-retirement benefit plans; it does not change the measurement or recognition under these plans. SFAS 132 standardizes the disclosure requirements for pensions and other post-retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. SFAS 132 is effective for fiscal years beginning after December 15, 1997 (See Footnote 11, "Retirement and Other Employee Benefit Plans", included herein for the required disclosure).

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign currency denominated forecasted transaction. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. Under SFAS 133, an entity that elects to apply hedge accounting is required to establish, at the inception of the hedge, the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk.

         In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137" Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS 133, delaying its effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Management is currently evaluating the effect SFAS 133, as amended will have on its financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of North Fork Bancorporation, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries (the "Company") as of December 31, 1998 and 1997, and the related supplemental consolidated statements of income, cash flows, changes in stockholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 1998. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of the Company and JSB Financial, Inc. on February 29, 2000, which has been accounted for as a pooling of interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of North Fork Bancorporation, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

KPMG LLP

New York, New York
March 10, 2000



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